Exhibit T3C

RAGHSA S.A.,

as Issuer,

The Bank of New York Mellon,

as Trustee, Co-Registrar,

Principal Paying Agent and Transfer Agent,

and

Banco de Valores S.A.

as Representative of the Trustee in Argentina

INDENTURE

Dated as December [•], 2024

[•]% Notes Due 2032

i

(Continued)

(Continued)

(Continued)

(Continued)

v

THIS INDENTURE, dated as of [•], 2024 (this “Indenture”), among Raghsa S.A., a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) (the “Company” or “Issuer”), The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”, and together with any other paying agents appointed by the Company in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by the Company in their respective capacities as such, the “Transfer Agents”), and Banco de Valores S.A., a bank duly incorporated and existing under the laws of Argentina, as representative of the Trustee in Argentina (the “Representative of the Trustee in Argentina”).

W I T N E S S E T H :

WHEREAS, the Company is an Argentine corporation (sociedad anónima) incorporated in Argentina, having its principal offices at Cecilia Grierson 255, Floor 9, C1107BHA, City of Buenos Aires, Argentina, and registered with the Public Registry of Commerce under number 2335, Book 68, Volume A of “Estatutos de Sociedades Anónimas Nacionales” on June 23, 1969, for a duration that expires on February 28, 2100.

WHEREAS, the Company is a real estate development company mainly engaged in acquiring land, overseeing design, planning and the construction of our properties, managing properties, leasing premium office and commercial property to local and international corporate clients and selling high-end residential units and office and commercial property; and its capital stock as of August 31, 2024 was Ps.373,340,000 and its net worth as of August 31, 2024, was Ps.668,061,855,000;

WHEREAS, the Company initially authorized, by resolution of its shareholders at a meeting held on August 18, 2010 and resolution of its Board of Directors at a meeting held on August 23, 2010, its Global Note Program (the “Program”) for the issuance from time to time of up to an aggregate principal amount outstanding at any one time of U.S.$250,000,000 (or its equivalent in other currencies) in one or more series as may be determined by the Company from time to time;

WHEREAS, the Program was authorized by the Argentine Comisión Nacional de Valores (the “CNV”) by Resolution No. 16,441 dated October 29, 2010, the extension of the term of the Program and Resolution No. 17,979 dated February 25, 2016; the authorization for the issuance of up to U.S.$500,000,000 under the Program, the extension of the term, and the amendment of certain terms and conditions of the Program was authorized by Disposition No. DI-2020-50APN-GE#CNV dated November 2, 2020; by Disposition No. RE-2022-136115531-APN-GE#CNV dated December 19, 2022; and by Disposition No. RE-2024-18338758APN-GE#CNV dated February 21, 2024;

WHEREAS, the Company subsequently authorized, by resolution of its shareholders at a meeting held on May 6, 2015 and June 30, 2020 and resolutions of its Board of Directors at meetings held on September 17, 2015, September 3, 2020, August 25, 2022, January 23, 2024 and the update of the Program on September 25, 2024;

WHEREAS, the Company has duly authorized, by resolution of its Board of Directors at meetings held on [•], 2024, and a resolution by certain authorized officers dated [•], the issuance of up to U.S.$[•] aggregate principal amount of [•]% Notes due 2032 (the “Initial Notes”);

WHEREAS, the Company has issued under the Program the following outstanding notes: (i) on March 21, 2017 and March 30, 2017, 7.25% Notes due 2024 in an aggregate principal amount of U.S.$119,729,840; (ii) on May 6, 2020, 8.50% Notes due 2027 in an aggregate principal amount of U.S.$58,342,000; (iii) on April 24, 2023, 8.25% Notes due 2030 in an aggregate principal amount of U.S.$56,777,276; and (iv) on April 11, 2024, 5.98% local Notes due 2026 in an aggregate principal amount of U.S.$10,000,000.

WHEREAS, the Company may issue, without notice to or consent from Holders of the Notes, additional Notes having identical terms and conditions as the Initial Notes (i.e. new Notes which are fungible with the Notes), other than the issue date and the issue price (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Notes have been issued pursuant to the procedure set forth in Section 51, Title II, Chapter V of the CNV General Resolution No. 622/2013 (as amended);

WHEREAS, the Notes will qualify as “obligaciones negociables” under Argentine Law No. 23,576, as amended, including without limitation, by Argentine Productive Financing Law No. 27,440, and as further amended and supplemented from time to time (the “Negotiable Obligations Law”);

WHEREAS, one of the corporate purposes of the Company is to engage, directly and indirectly through joint ventures or third parties, in a range of diversified real estate activities;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of Notes issued on and after the date hereof;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Notes by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

ARTICLE I

General

Section 1.1. Definitions

The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture shall have the respective meanings specified in this Section. References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein. The term “will” shall be construed to have the same meaning and effect as the word “shall”.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 3.3.

“Additional Notes” has the meaning set forth in the fifth recital herein.

“Adjusted Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS; provided, however, that there will not be included in such Adjusted Consolidated Net Income on an after-tax basis:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Person for such period will be included in such Adjusted Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)

the Company’s equity in a net loss of any such Person for such period will be included in determining such Adjusted Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (d)3(A) of Section 3.13 any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)

subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Adjusted Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Adjusted Consolidated Net Income;

(3)

any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company;

(4)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)	any extraordinary gain or loss;

(6)	any unrealized gain or loss from the revaluation of investment properties;

(7)	any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses, to the extent such gain or losses are non-cash items;

(8)	any income taxes (including deferred taxes) to the extent in excess of cash payments made in respect of such income taxes; and

(9)	the cumulative effect of a change in accounting principles.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. For the purposes of Section 3.19, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Affiliate Transaction” has the meaning set forth in Section 3.19.

“Agent” or “Agents” are the Co-Registrar, the Transfer Agents and the Paying Agents (collectively, the “Agents” and individually, an “Agent”).

“Argentina” means the Republic of Argentina.

“Argentine Capital Markets Law” has the meaning set forth in Section 3.5.

“Argentine Companies Law” means Argentine Law No. 19,550, as amended (Ley General de Sociedades).

“Argentine Taxes” has the meaning set forth in Section 3.3.

“Asset Acquisition” means:

(1)

an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into the Company or any Restricted Subsidiary;

(2)

the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3)	any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”), in a single disposition or a series of related dispositions, by the Company or any Restricted Subsidiary of:

(a)	any Capital Stock of any Restricted Subsidiary (but not Capital Stock of the Company); or

(b)	any property or assets (other than cash or Cash Equivalents or Capital Stock of the Company) of the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under Article IV or any disposition which constitutes a Change of Control;

(2)

sales of apartments and leases and transfers of office or commercial space in the ordinary course of business and consistent with past practices (including, without limitation, pre-sales of apartments and the transfer of office space to finance the purchase of land);

(3)	exchanges or swaps of real estate (including properties under development and completed properties) in the ordinary course of business;

(4)	the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(5)

a disposition to the Company or a Restricted Subsidiary (other than a Receivables Entity), including a Person that is or will become a Restricted Subsidiary (other than a Receivables Entity) immediately after the disposition;

(6)	any Restricted Payment permitted under Section 3.13, any Permitted Investment, or the reinvestment of any proceeds thereof;

(7)

an issuance or sale of Capital Stock by a Restricted Subsidiary of the Company that is offered on a pro rata basis to the Company and its Restricted Subsidiaries (other than a Receivables Entity), on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);

(8)	any sale or other disposition of inventory or damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(9)	any sale or other disposition of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien in the ordinary course of business;

(10)	any sale, transfer or other disposition of Residential Receivables and related assets in connection with Indebtedness Incurred in accordance with Section 3.12(2)(i);

(11)	any transfer, assignment or other disposition deemed to occur in connection with creating or granting any Permitted Lien;

(12)	the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with a settlement or in bankruptcy or similar proceedings; and

(13)	any transaction or series of related transactions that involves Property having a Fair Market Value of less than U.S.$2.0 million.

“Asset Sale Offer” has the meaning set forth in Section 3.14.

“Asset Sale Offer Amount” has the meaning set forth in Section 3.14.

“Asset Sale Offer Payment Date” has the meaning set forth in Section 3.14.

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (2) of that definition.

“Authentication Order” has the meaning set forth in Section 2.2.

“Authorized Person” means (i) in the case of the execution of any Note on behalf of the Company, a member of the Board of Directors and a member of the Supervisory Committee, and (ii) in the case of any other action to be taken by or on behalf of the Company pursuant hereto, any officer of the Company duly authorized in writing to take actions under this Indenture on behalf of the Company and notified to the Trustee in writing.

“Bankruptcy Law” has the meaning set forth in Section 5.1.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York City or the City of Buenos Aires are authorized or required by law, regulation or executive order to close.

“BYMA” means the Bolsas y Mercados Argentinos S.A. or the entity that in the future replaces it.

“Capital Stock” means:

(1)

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Cash Equivalents” means:

(1)

marketable direct obligations issued by, or unconditionally guaranteed by, the government of United States, the government of Argentina or the Argentine Central Bank, or issued by any agency or instrumentality of the governments of the United States or Argentina and backed by the full faith and credit of the United States or Argentina, respectively;

(2)

marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having an Investment Grade Rating;

(3)

money market investments, marketable securities, checks and deferred payment checks (cheques de pago diferido) and other similar instruments (a) by whomever issued which, by their terms, are payable or may be required to be paid in cash within 360 days of their issuance, or (b) issued by any Person which by their terms, are payable or may be required to be paid in cash within 18 months from date of acquisition thereof;

(4)

demand deposits, certificates of deposit, overnight deposits, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by (a) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign branch of a U.S. bank, or (b) any bank organized under the laws of Argentina and authorized by the Argentine Central Bank;

(5)

repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	corporate obligations that at the time of acquisition thereof have a local market credit rating of at least “BBB” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s; and

(7)	investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means (i) the Permitted Holders cease to be the beneficial owner (as defined below), directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company; (ii) individuals appointed by the Permitted Holders cease for any reason to constitute a majority of the members of the Board of Directors of the Company; (iii) the sale, assignment, conveyance, transfer, lease (other than in the ordinary course of business) or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder; or (iv) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

For purposes of this definition:

(a)

“beneficial owner” will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and

(b)

the Permitted Holders or any other Person or Group will be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders or such other Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate more than 50% of the voting power of the Voting Stock of the parent corporation.

“Change of Control Offer” has the meaning set forth in Section 3.10

“Change of Control Payment” has the meaning set forth in Section 3.10.

“Change of Control Payment Date” has the meaning set forth in Section 3.10.

“Clearstream” means Clearstream Banking, société anonyme.

“CNV” has the meaning set forth in the second recital to this Indenture.

“CNV Rules” means the CNV rules and regulations approved by general resolution No. 622/2013 as amended.

“Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interest, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Order” means a written request or order signed in the name of the Company by the chairman of the Board of Directors or its chief executive officer or its deputy general manager and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such quotations.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any year or period, the Adjusted Consolidated Net Income of such Person for such year or period, increased or decreased (without duplication), as applicable, by the following items to the extent deducted or added in calculating such Adjusted Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	consolidated interest income (excluding to the extent included in clause (1) above);

(3)

non-cash expenses or losses for such period, determined on a consolidated basis in accordance with IFRS (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period);

(4)

(x) all non-cash credits and gains increasing Adjusted Consolidated Net Income for such period and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Adjusted EBITDA in any prior period;

(5)	depreciation and amortization; and

(6)	income tax and minimum presumed income tax.

“Consolidated Interest Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated Adjusted EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Interest Expense for such Person for such Four Quarter Period. For purposes of this definition, “Consolidated Adjusted EBITDA” and “Consolidated Interest Expense” will be calculated after giving effect on a pro forma basis as determined in good faith by the Company’s Board of Directors for the period of such calculation to:

(1)

the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Company), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

(2)

any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Interest Expense” for purposes of determining the denominator (but not the numerator) of this “Consolidated Interest Coverage Ratio”,

(a)

interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)

if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period;

(c)

notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(d)

interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS; and

(e)

for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Interest Expense” means, for any period, without duplication, total cash and non-cash interest expense, less interest income to the extent reducing interest expense, of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense:

(1)

interest expense attributable to Capitalized Lease Obligations in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with IFRS, and the interest component of any deferred payment obligations;

(2)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to IFRS, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)

non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to IFRS shall be excluded from the calculation of Consolidated Interest Expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)

the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)

interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, or any interest payment made by the Company and its Restricted Subsidiaries during such period; and

(8)	Receivables Fees.

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) in accordance with IFRS, less Intangible Assets.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Global Trust Services – Global Finance Americas, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Suspension Event” has the meaning set forth in Section 3.11.

“Co-Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Defeasance Trustee” has the meaning set forth in Section 10.4(a).

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designation” and “Designation Amount” have the meanings set forth in Section 3.15.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Notes; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because under certain circumstances it may be required to be repurchased by the Company or its Subsidiaries, and provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if:

(1)

the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the terms applicable to the Notes under Sections 3.10 and 3.14; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Capital Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company (or its successors).

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Event of Default” has the meaning set forth in Section 5.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 (or any successor statute), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Properties” means any item of property, plant and equipment, any item of investment property or any item of property under construction existing on the Issue Date.

“Fair Market Value” means, with respect to any asset, the price (after deducting any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting in good faith and provided, further that with respect to any asset having a price less than U.S.$7.5 million, only the good faith determination of the Company’s senior management shall be required.

“Fitch” means Fitch Ratings Ltd. and its successors and assigns.

“Future Leveraged Property” means any item of property, plant and equipment, any item of investment property or any item of property under construction not existing on the Issue Date and acquired or developed by the Company with the net proceeds of any Indebtedness Incurred after the Issue Date.

“Global Note” means an Unrestricted GB Note, Rule 144A Global Note, Regulation S Global Note or Unrestricted Global Note substantially in the form of Exhibit A hereto, which is exchangeable for a certificated Note only in the limited circumstances described herein.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” with respect to any Note, the Person in whose name at the time such Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board as applicable in Argentina from time to time.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments; (c) all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under IFRS; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (e) all obligations due and payable under letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof; (f) guarantees of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and (g) through (i) below; (g) net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); (h) to the extent not otherwise included in this definition, amount of obligations outstanding of such Person under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions (including, without limitation, Qualified Receivables Transactions, and factoring or similar financing transactions); (i) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends); and (j) all Indebtedness of any other Person of the type referred to in clauses (a) through (i) which is secured by any Lien on any property or asset of such Person. Notwithstanding anything set forth herein, for the avoidance of doubt, Indebtedness shall not include (i) any obligation Incurred in connection with (x) the purchase of property that pursuant to its terms can be discharged only by delivering office or commercial space or residential units or (y) the pre-sale of residential units or the advanced collections of lease payments, in each case in the ordinary course of business and consistent with market practice and (ii) any provision or liability for taxes.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such amendment or supplement as well as the forms and terms of particular Notes established as contemplated hereunder.

“Independent Financial Advisor” means an accounting firm, appraisal firm, real estate advisory or development firm, investment banking firm or consultant of recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Intangible Assets” means with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with IFRS.

“Interest Payment Date” means [•] and [•] of each year to stated maturity of the Notes commencing on [•], 2025.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1)	direct or indirect loan, advance or other extension of credit (including, without limitation, by means of a guarantee) to any other Person;

(2)	capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other Person; or

(3)	any purchase or acquisition by such Person of any Capital Stock, bonds, Notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude:

(i)	accounts receivable, trade credit, and advances and other extensions of credit to customers, employees and other Persons in the ordinary course of business;

(ii)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(iii)	endorsements of negotiable instruments in the ordinary course of business;

(iv)	guarantees made in compliance with Sections 3.12 and 3.18;

(v)

investments consisting of purchases of real property, inventory, supplies, material or equipment or purchase of contract rights or licenses, leases or intellectual property, in the ordinary course of business and consistent with past practice; and

(vi)

any purchase or acquisition by such Person of Indebtedness of another Person in the ordinary course of business (a) that is secured by a mortgage or other Lien encumbering real property and/or the equity interests of the Person owning such real property and not by any other unrelated property, (b) whereby the sole obligor with respect to such Indebtedness is the Person that owns the real property subject to the mortgage or other Lien, and (c) that is acquired for the principal purpose of exercising remedies and otherwise obtaining control or ownership over the real property subject to the mortgage or other Lien by foreclosure, a conveyance in lieu of foreclosure, a bankruptcy or otherwise; provided, however, that any amount of such Indebtedness that at the time of the purchase or the acquisition is in excess of the Fair Market Value of the real property subject to the mortgage or other Lien securing such Indebtedness as determined by an Independent Financial Advisor shall be deemed an Investment for the purposes of this Indenture.

For purposes of Section 3.13, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary or owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s or (ii) BBB – (or the equivalent) by S&P or Fitch; in each case at international level.

“Issue Date” means December [•], 2024.

“Judgment Currency” has the meaning set forth in Section 12.10.

“Latest Completed Quarter” means the most recently ended fiscal quarter of the Company for which consolidated financial statements of the Company are available.

“Lien” means any lien, mortgage, pledge, security interest or similar encumbrance.

“MAE” means the Mercado Abierto Electrónico S.A.

“Make-Whole Amount” has the meaning set forth in Section 9.1.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Negotiable Obligations Law” has the meaning set forth in the third recital to this Indenture.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)	reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)

taxes paid or estimated by the Company in good faith to be payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness secured by a Lien on the Property or assets that are the subject of such Asset Sale;

(4)	all distributions and other payments required to be made to minority interest holders (that are not Affiliates of the Company) in Subsidiaries or joint ventures as a result of such Asset Sale; and

(5)

amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with IFRS, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)

as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)

no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Notes” has the meaning set forth in the fourth recital herein.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Controller or the General Counsel of the Company.

“Officer’s Certificate” means, when used in connection with any action to be taken by the Company, a certificate signed by an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

“Optional Redemption Date” has the meaning set forth in Section 9.5.

“Outstanding” when used with reference to Notes, shall have the meaning set forth in Section 2.8.

“Partial Defeasance” has the meaning set forth in Section 10.3.

“Paying Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Payment Date” means the date on which payment of principal, interest or any other amount is due or any date fixed for redemption of the Notes.

“Permitted Business” means any business activity of the type conducted by the Company as of the Issue Date, and any business related, ancillary or complementary thereto, in Argentina or any other jurisdiction.

“Permitted Holders” means (i) Moisés Khafif; (ii) his spouse, children and grandchildren; (iii) any legal heirs (or similar legal successors) upon death of any of the persons specified in clauses (i) or (ii); (iv) any trust created for the benefit of any of the persons specified in clauses (i) or (ii) or for the benefit of the estate, executor, administrator or beneficiaries of any of the persons specified in clauses (i) or (ii); or (v) any Affiliates of any of the persons specified in clauses (i) or (ii).

“Permitted Indebtedness” has the meaning set forth under clause (2) of Section 3.12.

“Permitted Investments” means:

(1)

Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary (other than a Receivables Entity) or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary (other than a Receivables Entity);

(2)	Investments in the Company or any Restricted Subsidiary (other than a Receivables Entity) that is engaged in a Permitted Business;

(3)	Investments in cash and Cash Equivalents;

(4)	Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date;

(5)

any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(6)	Investments permitted pursuant to clause (2)(b) of Section 3.19;

(7)	Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with Section 3.14;

(8)	Investments in the form of Hedging Obligations permitted under clause 2(c) of Section 3.12;

(9)	payroll, travel, moving and other loans or advances to, or guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

(10)	extensions of credit and prepayment of expenses to customers, suppliers, utility providers, licensees and other trade creditors in the ordinary course of business;

(11)

contingent obligations and performance guarantees Incurred in the ordinary course of business in compliance with the covenant described under Section 3.12, and the creation of Liens on the assets of the Company or any Restricted Subsidiary in compliance with the covenant described under Section 3.17;

(12)	loans or advances to employees for bona fide business purposes made in the ordinary course of business and consistent with past practices of the Company or such Restricted Subsidiary;

(13)	Investments in the Notes or the Existing Notes;

(14)

Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(15)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(16)

any Investment by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided that the Investment in any Person is in the form of a Purchase Money Note or an equity interest or interest in Residential Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any Person owning those accounts receivable;

(17)

Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary; and

(18)

(i) Investments by the Company or any Restricted Subsidiary in any Person (other than, for the avoidance of doubt, a Restricted Subsidiary) engaged in a Permitted Business; provided that the Company or its Restricted Subsidiaries (x) are primarily responsible for the development (to the extent the relevant real estate project is undeveloped) and/or management of the related real estate project(s), (y) maintain an equity ownership interest in such Person of no less than 20.0% of such Person’s total Capital Stock, or, if less than such percentage, to the extent such Investment, together with all other Investments incurred under this clause (18)(i) that are less than such percentage, do not exceed in aggregate at the time of such Investment the greater of (i) U.S.$150.0 million and (ii) 30% of the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value) and (z) comply with the covenant set forth in Section 3.14 with respect to any direct or indirect sale, transfer or other dispositions of the Investment in such Person; and

(ii) Investments by the Company or any Restricted Subsidiary in any Person (other than, for the avoidance of doubt, a Restricted Subsidiary) engaged in a Permitted Business for which the Company or its Restricted Subsidiaries are not primarily responsible for the development (to the extent the relevant real estate project is undeveloped) and/or management of the related real estate project(s); provided that (x) maintain an equity ownership interest in such Person of no less than 20% of such Person’s total Capital Stock, (y) such Investment, together with all other Investments incurred under this clause (18)(ii), do not exceed in the aggregate at the time of such Investment the greater of (i) U.S.$150.0 million and (ii) 30% of the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value), and (z) comply with the covenant set forth under Section 3.14 with respect to any direct or indirect sale, transfer or other dispositions of the Investment in such Person; and

(iii) Investments by the Company or any Restricted Subsidiary in any Person (other than, for the avoidance of doubt, a Restricted Subsidiary) (x) for which the Company or its Restricted Subsidiaries are not primarily responsible for the development (to the extent any relevant project is undeveloped) and/or management of any related project(s), and in which the Company or any Restricted Subsidiary do maintain an equity ownership in such Persons of less than 20% of such Persons, total Capital stock; provided that (y) such Investment, together with all other Investments incurred under this clause (18)(iii), do not exceed in the aggregate at the time of such Investment the greater of (i) U.S.$100.0 million and (ii) 16% of the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value), and (z) the Company and its Restricted Subsidiaries comply with the covenant set forth under Section 3.14 with respect to any direct or indirect sale, transfer or other dispositions of the Investment in such Person.

“Permitted Lien” means:

(1)	any Lien existing on the Issue Date;
(2)

any landlord’s, workmen’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business (excluding, for the avoidance of doubt, Liens in connection with any Indebtedness);

(3)

any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing or Refinancing all or any part of the cost of acquiring, constructing, developing or improving such asset, which Lien attached to such acquired, constructed, developed or improved asset or property and assets related to real property whose acquisition, construction, development or improvement is being financed or Refinanced, concurrently with or within 180 days after the acquisition or the completion of the construction, development or improvement thereof or the date of such Refinancing, provided that such Indebtedness does not exceed the aggregate cost of acquisition, construction, development or improvement and is not secured by any other property or asset;

(4)	any Lien in favor of the Company or any of its Restricted Subsidiaries (other than a Receivables Entity);

(5)	any Lien on any property existing thereon at the time of acquisition of such property and not created in connection with such acquisition;

(6)

any Lien securing an extension, renewal or refunding of Indebtedness secured by an Lien referred to in (1), (3) or (5) above; provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal or refunding; and provided further that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;

(7)

(i) any inchoate Lien for taxes, assessments or governmental charges or levies not yet due (including any relevant extensions), (ii) any Lien arising or incurred in connection with judgments or assessments under circumstances not constituting an Event of Default or (iii) any Lien in the form of a tax or other statutory Lien or any other Lien arising by operation of law; provided that any such Lien will be discharged within 90 days after the date it is created or arises (unless contested in good faith);

(8)	Liens on Residential Receivables and related asset pursuant to Indebtedness Incurred in accordance with Section 3.12(2)(i);

(9)

any Lien securing or providing for the payment of Indebtedness Incurred in connection with any Project Financing, provided that the properties to which any such Lien applies are (a) any property whose acquisition, construction and/or improvement is the subject of, and being financed in, such Project Financing or (b) revenues or claims which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale or loss of, or damage to, such properties;

(10)

Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary or such Unrestricted Subsidiary’s Subsidiaries; and

(11)

any other Lien on the assets of the Company or of any of its Restricted Subsidiaries; provided that on the date of the creation or assumption of such Lien, the Indebtedness secured by such Lien, together with all of the Company’s and its Restricted Subsidiaries’ Indebtedness secured by any Lien under this clause (11), will have an aggregate principal amount outstanding not exceeding the greater of (x) U.S.$150.0 million and (y) 30% of the Company’s Consolidated Tangible Assets.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Principal” whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include premium, if any, and redemption amount, if any.

“Principal Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Process Agent” has the meaning set forth in Section 12.9(d).

“Program” has the meaning set forth in the first recital of this Indenture.

“Project Financing” means any financing for the acquisition, construction, development and/or improvement of any property (a) if the Person or Persons providing such financing agree expressly to, or by operation of the relevant financing documents, look to the properties so financed and the revenues to be generated by the operation of, or loss or damage to, such property (except to the extent set forth in clause (b)) as the sole source of repayment for the moneys advanced and (b) for which there is no recourse to the Company or its Restricted Subsidiaries other than sole recourse to the relevant project financing Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock and that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Merger Jurisdiction” means any of (i) Argentina; (ii) the United States, any State thereof or the District of Columbia; or (iii) any country member of the Organization for Economic Co-operation and Development (OECD).

“Qualified Receivables Transactions” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Entity or (b) any other Person, or may grant a security interest in, any Residential Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing such Residential Receivables, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of such Residential Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Residential Receivables (collectively, “Receivables Property”); provided that, no portion of the Indebtedness or any other Obligations (contingent or otherwise) in respect of such transaction or transactions (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset (other than the related Receivables Property) of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings.

“Rating Agency” means any one of Moody’s, S&P or Fitch.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Company as a Receivables Entity:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)

to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary (for the avoidance of doubt, solely to the extent the discount relates to interest accrual and not to the valuation of the receivables or participations); provided that any such amounts that are required to be paid by discounting the face amount of receivables in transactions pursuant to clause 2(i)(2) of Section 3.12 that exceed the amounts that would have been paid if such discounting had been made at market rates, as determined in good faith by the Board of Directors of the Company, will not be considered Receivables Fees.

“Reference Treasury Dealer” means at least four leading primary United States government securities dealers in New York City (a “Primary Treasury Dealer”) reasonably designated by the Company; provided that if any of the foregoing cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as:

(1)

the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the reasonable fees, expenses, defeasance costs and accrued but unpaid interest payable by the Company in connection with such Refinancing);

(2)	such new Indebtedness has:

(a)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(b)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(c)

if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Notes, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Register” has the meaning set forth in Section 2.3.

“Registrar” has the meaning set forth in Section 2.3.

“Regular Record Date” for the interest payable on any applicable Interest Payment Date means the fifteenth calendar day prior to the relevant Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning set forth in Section 2.1(b) of Appendix A to this Indenture.

“Reinstatement Date” has the meaning set forth in Section 3.11.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture.

“Residential Receivables” means a right of the Company or any of its Restricted Subsidiaries to receive payment arising from the sale of a residential unit constructed after the Issue Date pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for such residential unit under terms that permit the purchase of such residential unit on credit, including, without limitation, an account receivable; provided that, for purposes of this definition, (x) no Residential Receivables may exceed 35% of the total purchase price of the aggregate residential units in the development project to which such Residential Receivables relate; and (y) no Residential Receivable may exceed 40% of the purchase price of the residential unit relating to such Residential Receivable.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Global Trust Services – Global Finance Americas unit (or any successor division or unit) of the Trustee at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“Restricted Payment” has the meaning set forth in Section 3.13.

“Restricted Subsidiary” means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

“Revocation” has the meaning set forth in Section 3.15.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning set forth in Section 2.1(b) of Appendix A to this Indenture.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 (or any successor statute), as amended and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means the Notes and any other Indebtedness of the Company that ranks equal in right of payment with the Notes.

“Significant Subsidiary” means, at any relevant time, any of the Company’s Restricted Subsidiaries which is a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of receivables transactions.

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Subsidiary Guarantor” means each Restricted Subsidiary that provides a guarantee of the Notes in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Supervisory Committee” means the Comisión Fiscalizadora of the Company.

“Surviving Entity” has the meaning set forth in Section 4.1(a)(1).

“Suspended Covenants” has the meaning set forth in Section 3.11.

“Suspension Period” has the meaning set forth in Section 3.11.

“Total Defeasance” has the meaning set forth in Section 10.2.

“Transfer Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the SEC thereunder.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article VI, shall also include any successor trustee.

“Unrestricted GB Note” has the meaning set forth in Section 2.1(b) of Appendix A to this Indenture.

“Unrestricted Global Note” means a Global Note representing Notes that do not bear the Restricted Notes Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company Designated as such pursuant to Section 3.15. Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

“U.S.$” and “U.S. Dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

“U.S. Government Obligations” has the meaning set forth in Section 10.4(a).

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2)	the sum of the products obtained by multiplying:

(a)

the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(b)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary in the case of the Company) of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

ARTICLE II

Notes

Section 2.1. Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture and in compliance with Section 7 of the Negotiable Obligations Law. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of U.S.$1,000 and integral multiples of U.S.$1.00 in excess thereof. The Notes shall be issued in registered form and without interest coupons.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date and the issue price) as the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Any Additional Notes shall be issued under a separate ISIN or other identifying number unless, for U.S. federal income tax purposes, the Additional Notes are issued pursuant to a “qualified reopening” of the Initial Notes, are otherwise treated as part of the same “issue” as the Initial Notes, or do not have greater than a de minimis amount of original issue discount.

Section 2.2. Execution and Authentication.

At least one member of the Board of Directors and one member of the Supervisory Committee shall execute the Notes on behalf of the Company by manual or facsimile, pdf, or other electronically imaged signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Typographical and other minor errors or defects in any such signatures shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual, pdf or other electronically imaged signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. Authentication Orders may be transmitted by facsimile (with the original to be delivered by mail).

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.3. Agents.

So long as any Note is Outstanding, the Company shall maintain a Co-Registrar, a Paying Agent and a Transfer Agent in New York City and, so long as it is required by Argentine law or by the CNV, the Company shall maintain a registrar (together with any successors and assigns thereto, the “Registrar”) in the City of Buenos Aires. The Registrar and Co-Registrar shall maintain a register of the Notes (“Register”) and of their transfer and exchange, in which names and addresses of Holders of the Notes will be recorded. The Company may appoint additional Agents at any time and from time to time. The Company may terminate the appointment (subject to the first sentence of this paragraph) or change any Agent at any time and from time to time (including in the City of Buenos Aires, to the extent permitted by Argentine law). The Company shall notify the Trustee in writing of the name and address of the Registrar or any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Paying Agent, the Trustee shall act as such.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Principal Paying Agent and Co-Registrar for the Notes and to act as Custodian with respect to the Global Notes. The Company, as promptly as practicable, shall appoint a qualified entity to act as Registrar in the City of Buenos Aires, which entity upon such appointment shall execute and become a party to this Indenture in such capacity. From time to time, the Company may appoint other qualified entities in Argentina to perform functions substantially similar to those of one or more Agents under this Indenture. The Company will notify the Trustee in writing of the name and address of any such entity not a party to this Indenture.

By executing this Indenture each Agent accepts its appointment as agent for the Company in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.

In the case of the replacement of any of the Notes, the Register will include notations of the Note so replaced, and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Notes. The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar and the Co-Registrar shall at all reasonable times during office hours make the Register available to the Company or any Person authorized by the Company in writing for inspection and for taking copies thereof or extracts therefrom, and at the expense and written direction of the Company, the Registrar and the Co-Registrar shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Company may request.

The Registrar shall maintain the Register in written or electronic form in the Spanish language, and the Co-Registrar shall maintain duplicates thereof in the English language.

Section 2.4. Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on the Business Day prior to the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify a Responsible Officer of the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Notwithstanding any provision herein to the contrary, an installment (including, without limitation, in connection with any redemption of the Notes pursuant to Article IX) of principal of or interest on the Notes shall be considered paid on the date due if the Trustee or a Paying Agent (other than the Company or a Subsidiary or any Paying Agent in Argentina) holds on that date money in immediately available funds designated for and sufficient to pay the entire installment and provided that (i) the Trustee or Paying Agent is not legally prohibited from making any payment of such installment on the Notes on the date due and (ii) the Company has complied with Section 2.4.

Section 2.5. Holder Lists.

The Registrar and Co-Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Co-Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.6. Transfer and Exchange.

The Notes shall be issued in registered form without interest coupons and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Company, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

Prior to due presentment for the registration of a transfer of any Note, the Registrar, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Regular Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, the Registrar, any Agent or the Company shall be affected by notice to the contrary.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 3.2, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.2.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

None of the Trustee, the Principal Paying Agent or the Co-Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Issuer, the Trustee, the Registrar, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.7, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.8. Outstanding Notes.

Any Note authenticated and delivered pursuant to this Indenture will, as of any date of determination, be deemed to be “Outstanding,” except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon have been deposited with the Trustee; or

(iii) Notes in lieu of or in substitution for which other Notes have been authenticated and delivered pursuant to this Indenture;

provided that in determining whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any notice, consent, waiver, amendment, modification or supplement under this Indenture, Notes owned directly or indirectly by the Company or any of its Affiliates, including any Subsidiary, will be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such notice, consent, waiver, amendment, modification or supplement, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.

Section 2.9. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.

Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with their customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11. CUSIP, ISIN and Common Code Numbers.

The Company in issuing the Notes may use CUSIP, Common Code, ISIN and/or other similar numbers (if then generally in use) and, if so, the Trustee shall use CUSIP, Common Code, ISIN and/or other similar numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP, Common Code, ISIN or other similar numbers.

ARTICLE III

Covenants of the Company

Section 3.1. Payment of Principal and Interest.

(a) The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Notes (including Additional Amounts), and any other payments to be made by the Company under the Notes and this Indenture, at the place or places, at the respective times and in the manner provided in such Notes and this Indenture.

Interest (and principal, if any, payable other than at the final maturity or upon acceleration or redemption) will be payable in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided that interest payable at the final maturity or upon acceleration or redemption will be payable to the Person to whom principal will be payable; provided, further, that if and to the extent the Company defaults in the payment of the interest due on such Interest Payment Date, such defaulted interest will be paid to the Person in whose names such Notes are registered at the close of business of a subsequent record date established by the Company by notice given by mail by or on behalf of the Company to the Holders of the Notes not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any registered Note at the final maturity or upon redemption or acceleration will be made in immediately available funds to the Person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, or at the specified office of any other Paying Agent; provided that the registered Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of registered Notes to be made other than at the final maturity or upon redemption will be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a Holder of U.S.$1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such person to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.

If any principal payment date, the final maturity or any interest payment date for the Notes falls on a day which is not a Business Day, payment of principal of and any premium, interest and Additional Amounts, with respect to the Notes will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

(b) In the event that, on any payment date a restriction or prohibition on access to the Argentine foreign exchange market required to make payment in respect of the Notes exists, the Company shall pay all amounts then payable in respect of the Notes in U.S. Dollars either (i) by purchasing securities of any series of U.S. Dollar denominated Argentine sovereign bonds or any other securities or private or public bonds issued in Argentina, and transferring and selling such instruments outside Argentina for U.S. Dollars, to the extent permitted by applicable law, or (ii) by means of any other commercially reasonable means permitted by law in Argentina, in each case, on such payment date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company. The Company agrees that, notwithstanding any restriction or prohibition on access to the foreign exchange market in Argentina, any and all payments to be made under the Notes and the Indenture will be made in U.S. Dollars. Nothing in the Notes and the Indenture shall impair any of the rights of the Holders of the Notes or the Trustee or the Paying Agent or justify the Company in refusing to make payments under the Notes and the Indenture in U.S. Dollars for any reason whatsoever, including, without limitation, any of the following: (i) the purchase of U.S. Dollars in Argentina by any means becoming more onerous or burdensome for the Company than as of the date hereof and (ii) the exchange rate in force in Argentina increasing significantly from that in effect as of the date hereof. The Company waives the right to invoke any defense of payment impossibility (including any defense under Article 1091 of the Argentine Civil and Commercial Code), impossibility of paying in U.S. Dollars (assuming liability for any force majeure or act of God), or similar defenses or principles (including, without limitation, equity or sharing of efforts principles). In addition, pursuant to Section 4 of the Argentine Negotiable Obligations Law as amended by the Productive Financing Law, Section 765 of the Argentine Civil and Commercial Code, if reverted the amendments introduced by Decree No. 70/2023 shall not apply in connection with payments under the Notes.

Section 3.2. Offices for Payments, etc.

So long as any of the Notes remain Outstanding, the Company will maintain in New York City an office or agency (a) where the Notes may be presented for payment, (b) where the Notes may be presented for exchange, transfer or registration of transfer as in this Indenture provided and (c) where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Corporate Trust Office of the Trustee will initially be such office. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at all times at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, demands and notices. As required by Argentine law and by the CNV, the Company will maintain a Registrar in Argentina. Banco de Valores S.A. at its office in Sarmiento 310, City of Buenos Aires, Argentina, will initially act as the Representative of the Trustee in Argentina. The Registrar, the Co-Registrar, each of the Paying Agents and each of the

Transfer Agents may change their respective specified offices set forth herein to some other specified offices in the same city. The Company will promptly give to the Trustee and the Holders (and, if so required, the CNV, the BYMA or such other securities exchange on which the Notes may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of the Registrar, Co-Registrar, any Paying Agent or any Transfer Agent or the Representative of the Trustee in Argentina.

Section 3.3. Taxation.

All payments of principal, premium or interest by the Company in respect of the Notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Argentina, or any political subdivision thereof or any authority therein having power to tax (“Argentine Taxes”), unless the Company is compelled by law to deduct or withhold such Argentine Taxes.

In any such event, the Company will pay to the Holders of the Notes, or to the Trustee, as applicable, such additional amounts (“Additional Amounts”) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by Holders of such Notes or the Trustee, as the case may be, after such withholding or deduction will equal the respective amounts that would have been receivable in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts will be payable:

(1) to or on behalf of a Holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of having a present or former, direct or indirect, connection with Argentina other than merely the holding or owning of such Note or the enforcement of rights with respect to such Note or the receipt of income or any payments in respect thereof;

(2) to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, identity, residence or connection with Argentina of such Holder or beneficial owner (within 30 calendar days following a written request from the Company to the Holder for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes;

(3) to or on behalf of a Holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

(4) to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Notes;

(5) to or on behalf of a Holder or beneficial owner of a Note in respect of Argentine Taxes that would not have been imposed but for the fact that the Holder presented such Note for payment (where presentation is required) more than 30 days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will have been given to the Holders by the Trustee, except, in each case, to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of such 30-day period;

(6) any such Argentine Taxes, to the extent that the Company has determined based on information obtained directly from the recipient or from third parties that such Argentine Taxes are imposed due to (i) the residence of the non-Argentine recipient of the payment in a jurisdiction other than a cooperating jurisdiction (jurisdicción cooperante) or otherwise designated as a non-cooperating jurisdiction (jurisdicción no cooperante) or (ii) the funds invested originating or being connected to a jurisdiction other than a cooperating jurisdiction (jurisdicción cooperante) or otherwise designated as a non-cooperating jurisdiction (jurisdicción no cooperante), in each case as determined under applicable Argentine law or regulation; or

(7) any combination of items (1) to (6) above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Notes to any Holder or beneficial owner of a Note who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Argentina to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Notes.

All references in this Indenture to principal, premium or interest payable hereunder will be deemed to include references to any Additional Amounts payable with respect to such principal, premium or interest. The Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld promptly upon the Company’s payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

The Company will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to in this Indenture or such Note or the making of payments in respect of the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Argentina except those resulting from, or required to be paid in connection with, the enforcement of such Note after the occurrence and during the continuance of any Event of Default with respect to the Note in default.

In the event of any merger or other transaction described and permitted under Article IV, in which the surviving entity is a corporation organized and validly existing under the laws of a country other than Argentina, all references to Argentina, Argentine law, regulations or rulings, and Argentine political subdivisions or taxing authorities under this Section and under Section 9.3 will be deemed to also include such country and any political subdivision therein or thereof, law, regulations or rulings of such country, and any taxing authority of such country or any political subdivision therein or thereof, respectively.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), if the Company is obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of such Notes on the payment date.

Section 3.4. Maintenance of Books and Records.

The Company will maintain books, accounts and records in accordance with IFRS.

Section 3.5. Status and Ranking.

(a) The Company will ensure that the Notes will at all times qualify as “obligaciones negociables simples no convertibles en acciones” under the Negotiable Obligations Law, and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof. The Notes will be offered, issued and placed pursuant to and in compliance with the Argentine Capital Markets Law No. 26,831, as amended by the Productive Financing Law No. 27,440 and as further amended and supplemented from time to time (the “Argentine Capital Markets Law”) and any other applicable Argentine laws and regulations. Under the terms of Article 29 of the Negotiable Obligations Law, notes constituting negotiable obligations grant their holders access to summary judgment judicial proceedings. The relevant depositary will be able to deliver, in accordance with the Argentine Capital Markets Law, certificates in respect of the Notes represented by any global Note in favor of any beneficial owner subject to certain limitations set out in the Indenture. These certificates enable beneficial owners to institute suit before any competent court in Argentina, including summary judgment proceedings, to obtain any overdue amount under the Notes.

(b) The Company will ensure that the Notes will constitute the Company’s direct, unsecured and unsubordinated obligations and will rank at all times at least pari passu in right of payment with all of the Company’s other unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law, including, without limitation, tax and labor related claims). The Notes will be effectively subordinated to the Company’s secured obligations to the extent of the value of the assets securing such obligations. The Notes will be structurally subordinated to the obligations of any of the Company’s subsidiaries that do not guarantee the Notes, including trade payables.

Section 3.6. Maintenance of Corporate Existence; Properties.

The Company will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefore (except for transactions not otherwise prohibited by Article IV), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition; provided that this covenant shall not require the Company to maintain any such right, privilege, title to property or franchises, or to preserve the corporate existence of any Subsidiary, if in each case (i) the Board of Directors of the Company shall determine in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of business of the Company or (ii) the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole.

Section 3.7. Compliance with Law.

The Company will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and resolutions of each Government Agency having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole.

Section 3.8. Reports to Holders and Other Information.

(a) The Company will provide the Trustee with the following reports:

(1) an English language version of its annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 90 days after the close of its fiscal year;

(2) an English language version of its unaudited quarterly financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);

(3) simultaneously with the delivery of each set of financial statements referred to in clauses (1) and (2) above, an Officer’s Certificate stating (i) that the Company is, to the best knowledge of such officer, in compliance with all conditions and covenants set forth in this Indenture (for purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture) and (ii) whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(4) without duplication, English language versions or summaries of such other reports or notices relating to material events or developments (hechos relevantes o esenciales) as may be filed or submitted by (and promptly after filing or submission by) the Company with (a) the CNV, (b) the Bulletin of the BYMA, (c) the information systems of the Argentine markets authorized by the CNV on which the Notes are listed and/or other stock exchange on which the

Notes are listed or (d) if applicable, the SEC (in each case, to the extent that any such report or notice is generally available to its Holders or the public in Argentina or elsewhere and, in the case of clause (d), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act); and

(5) upon any director, executive officer or Officer of the Company becoming aware of the existence of a Default or Event of Default or any event by reason of which payments of either principal or interest on the Notes are prohibited, an Officer’s Certificate setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

Delivery of the above reports, information and documentation to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the Company’s covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Company shall transmit to all Holders, in the manner and to the extent provided in the Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to the Trust Indenture Act Sections 314(a)(1) and (2) (including, without limitation, those of paragraphs (1) and (3) of this Section 3.8(a)) as may be required by rules and regulations prescribed from time to time by the SEC.

In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (1) above, the Company will make available, upon request, to any Holder or a beneficial owner of a Rule 144A Global Note or a prospective purchaser of a Rule 144A Global Note or a beneficial interest therein designated by any such Holder or beneficial owner, the information required pursuant to Rule 144A(d)(4) under the Securities Act.

(b) For so long as any of the Notes remain Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available upon request, to any Holder or any owner of a beneficial interest in a Global Note, to a prospective purchaser of a Note or beneficial interest therein who is a Qualified Institutional Buyer, or to the Trustee for delivery, at the Company’s expense, to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at the Holder’s written request to the Company, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

Section 3.9. Further Actions.

The Company will use its reasonable efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Notes and this Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Notes and this Indenture admissible in evidence in the courts of Argentina.

Section 3.10. Change of Control Offer

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”) pursuant to an offer (the “Change of Control Offer”).

Within thirty (30) days following the date upon which the Change of Control occurred or, at the Company’s option, prior to the Change of Control but after public announcement of the transaction that constitutes the Change of Control, the Company must send, by first-class mail, a Change of Control Offer notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as set forth above. The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned upon the Change of Control occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agents funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as set forth in Sections 9.1, 9.2 or 9.3 unless and until there is a default in payment of the applicable redemption price.

In the event that Holders of not less than 95% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all of the Notes held by such Holders, the Company will have the right, on not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer set forth above, to redeem all of the Notes that remain Outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain Outstanding, to the date of redemption (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Holders, by acceptance of the Notes, are deemed to acknowledge that other existing and future Indebtedness of the Company may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes upon a Change of Control may cause a default under such Indebtedness even if the Change of Control itself does not.

Holders, by acceptance of the Notes, are deemed to acknowledge that if a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase Outstanding Notes pursuant to a Change of Control Offer, the Company expects that the Company would seek third-party financing to the extent the Company does not have available funds to meet the Company’s purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing or that such financing will be permitted under the terms of any other Indebtedness.

Holders will not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which does not result in a Change of Control.

The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations, to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Indenture by doing so.

Holders, by acceptance of the Notes, are deemed to acknowledge that the definition of Change of Control includes a phrase relating to the direct or indirect sale, lease (other than in the ordinary course of business), transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and the Company’s Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase the Company’s Notes as a result of a sale, lease (other than in the ordinary course of business), transfer, conveyance or other disposition of less than all of the assets of the Company and the Company’s Subsidiaries taken as a whole to another Person or group may be uncertain.

Section 3.11. Suspension of Covenants.

During any period of time that (i) the Notes have Investment Grade Rating from at least one (1) Rating Agency and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events set forth in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to Sections 3.12, 3.13, 3.14, 3.15, 3.16, 3.18, 3.19 and 4.1(a)(3) (collectively, the “Suspended Covenants”).

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reinstatement Date”) the relevant Rating Agency withdraws its Investment Grade Rating or downgrades its rating assigned to the Notes below an Investment Grade Rating, and as a result of such withdrawal or downgrade, the Notes no longer have Investment Grade Rating from at least one (1) Rating Agency, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, unless and until the Notes subsequently attain an Investment Grade Rating from at least one (1) Rating Agency and no Default or Event of Default is in existence (in which case the Suspended Covenants will again be suspended for such time that the Notes maintain Investment Grade Rating from at least one (1) Rating Agency and no Default or Event of Default is in existence); provided, however, that no Default or Event of Default or breach of any kind shall be deemed to exist under the Indenture or the Notes with respect to the Suspended Covenants based on, and neither the Company nor any of its Restricted Subsidiaries will bear any liability with respect to the Suspended Covenants for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any legal or contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period”. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period.)

On the Reinstatement Date, to the extent any Indebtedness Incurred during the Suspension Period would not be so permitted to be Incurred pursuant to the first or second paragraph of Section 3.12, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (2)(a) of the second paragraph of Section 3.12.

Section 3.12. Limitation on Incurrence of Indebtedness

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) except that the Company and its Restricted Subsidiaries may Incur Indebtedness if, at the time of and after giving pro forma effect to the Incurrence thereof and the application of the net proceeds therefrom, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the ratio of (x) the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter to (y) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, would be no less than 1.5 to 1.0 and (iii) the Company’s Consolidated Interest Coverage Ratio would be no less than 1.5 to 1.0.

(2) Notwithstanding clause (1) above, the Company and its Restricted Subsidiaries, as applicable, may at any time, Incur the following Indebtedness (“Permitted Indebtedness”):

(a)	Indebtedness outstanding on the Issue Date;

(b)	Indebtedness in respect of the Notes, excluding Additional Notes;

(c)

guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness Incurred in accordance with this covenant, which guarantee in the case of a Restricted Subsidiary is permitted under Section 3.18;

(d)	Hedging Obligations entered into in the ordinary course of business and not for speculative purposes, including, without limitation, Hedging Obligations in respect of the Notes;

(e)

Indebtedness Incurred (including Acquired Indebtedness) for the purpose of financing or Refinancing all or any part of the purchase price or cost of construction, development or improvement of property or equipment used in a Permitted Business (i) which is non-recourse with respect to any other property or assets of the Company or any of its Restricted Subsidiaries (other than (1) in connection with a Lien contemplated by clause (10) of the definition of “Permitted Lien”, (2) guarantees that are customary in otherwise non-recourse mortgage financings, such as completion and payment guarantees relating to construction financings and so-called “recourse carveout” guarantees that are triggered by specified prohibited actions; provided that any such otherwise non-recourse mortgage financing is in an aggregate principal amount which, at the time of Incurrence, when taken together with the aggregate principal amount of all such financings under this clause (e)(i)(2) and then outstanding, does not exceed the greater of (x) U.S.$250.0 million and (y) 35% of total Consolidated Tangible Assets of the Company, calculated as of the end of the Latest Completed Quarter (after giving pro forma effect to the application of the proceeds or the value of the cash and Cash Equivalents in which such proceeds are being held, as applicable), and (3) Liens on property and assets related to real property whose acquisition, construction, development or improvement is being financed or

Refinanced) or (ii) is in an aggregate principal amount which, at the time of Incurrence when taken together with the aggregate principal amount of all Indebtedness Incurred under this clause (e)(ii) and then outstanding, does not exceed the greater of (x) U.S.$150.0 million and (y) 15% of total Consolidated Tangible Assets of the Company, calculated as of the end of the Latest Completed Quarter (after giving pro forma effect to the application of the proceeds or the value of the cash and Cash Equivalents in which such proceeds are being held, as applicable); provided that the proceeds from any Indebtedness Incurred under this clause (e) shall be held in cash and Cash Equivalents until used for such purpose and any such subsequent acquisition, construction, development or improvement shall be financed or Refinanced, in whole or in part, with such cash and Cash Equivalents;

(f)

Indebtedness Incurred between or among the Company, on the one hand, and any of its Restricted Subsidiaries, on the other hand, or between any Restricted Subsidiaries (in each case, other than a Receivables Entity); provided that: (i) a subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (f), and provided, further that if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture;

(g)

Indebtedness in respect of any obligations under workers’ compensation claims, severance payment obligations, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds, letters of credit or completion or performance guarantees in the ordinary course of business;

(h)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) business days of its Incurrence;

(i)

Indebtedness of the Company or any of its Restricted Subsidiaries (including a Receivables Entity) Incurred pursuant to (1) a Qualified Receivables Transaction, or (2) a factoring transaction or other financing involving the sale and transfer of, or the grant of a security interest in, Residential Receivables, provided, in the case of this clause (2), that such Indebtedness at the time of Incurrence does not exceed 80% of the discounted present value, determined in good faith by the Company, of such Residential Receivables;

(j)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clauses (2)(a), (b), (i) or (j) of this Section;

(k)

Indebtedness arising from agreements providing for customary guarantees, indemnification, adjustment of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets or Person or any Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets or such Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by the Company or a Restricted Subsidiary in connection with such disposition;

(l)	Indebtedness Incurred in connection with any Project Financing;

(m)	Indebtedness consisting solely of Liens granted in reliance on clause (10) of the definition of “Permitted Lien” included in Section 1.1; and

(n)

additional Indebtedness in an aggregate outstanding principal amount which, when taken together with the aggregate principal amount of all Indebtedness Incurred under this clause (n) at any time outstanding, does not exceed the greater of (x) U.S.$150.0 million and (y) 30% of the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter.

(3) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this covenant will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision. For purposes of determining compliance with this Section, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness set forth in this Section 3.12., the Company will be permitted to classify such item of Indebtedness on the date of its incurrence and may, in its sole discretion, divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Section 3.13. Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to Holders of such Capital Stock, other than:

(1)

dividends or distributions payable in Qualified Capital Stock of the Company or its Restricted Subsidiaries, or options, warrants or other rights to purchase Capital Stock that is not Disqualified Capital Stock of the Company or its Restricted Subsidiaries and that are not convertible into or exchangeable for Disqualified Capital Stock;

(2)	dividends, distributions or returns of capital payable to the Company and/or a Restricted Subsidiary, or

(3)

dividends or distributions made on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(b)	purchase, redeem or otherwise acquire or retire for value:

(1)	any Capital Stock of the Company, or

(2)

any Capital Stock of any Restricted Subsidiary held by an Affiliate of the Company (other than a Restricted Subsidiary) or any Preferred Stock of a Restricted Subsidiary, except for (i) Capital Stock held by the Company or a Restricted Subsidiary or (ii) purchases, redemptions, acquisitions or retirements for value of Capital Stock of a Restricted Subsidiary on a pro rata basis from the Company and/or any Restricted Subsidiaries, on the one hand, and minority Holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;

(c) make any principal payment on, purchase, defease, redeem, prepay, decrease, or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (excluding (x) any intercompany Indebtedness between or among the Company and/or any Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinate to the Notes, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one (1) year of such date of purchase, repurchase or acquisition); or

(d) make any Investment (other than Permitted Investments); if at the time of the Restricted Payment and immediately after giving effect thereto:

(1)	a Default or an Event of Default shall have occurred and be continuing;

(2)	the Company is not able to Incur at least U.S.$ 1.00 of additional Indebtedness pursuant Section 3.12 (1); or

(3)	the aggregate amount of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof shall exceed the sum of:

(A)

50% of cumulative Adjusted Consolidated Net Income of the Company, or, if such cumulative Adjusted Consolidated Net Income of the Company is a loss, minus 100% of the loss accrued during the period, beginning on March 1, 2015 to the end of the most recent fiscal quarter for which financial statements are available; provided, however, for the avoidance of doubt, that for the purpose of determining the amount available for Restricted Payments under this clause, the U.S. Dollar-equivalent amount of the cumulative Adjusted Consolidated Net Income of the Company shall be equal to the sum of each Adjusted Consolidated Net Income of the Company as of the end of each applicable fiscal quarter of the Company calculated based on the ask price (billete vendedor) published by the Banco de la Nación Argentina in effect as of the end of each applicable fiscal quarter, or, if on such date such rate is not quoted, as of the last day on which such rate was quoted preceding such day; plus

(B)	100% of the aggregate Net Cash Proceeds and the Fair Market Value of Property other than cash received by the Company or any Restricted Subsidiary from any Person from any:

(i)

contribution to the equity capital of the Company or any Restricted Subsidiary (not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company or any Restricted Subsidiary, in each case, subsequent to the Issue Date, or

(ii)

issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness of the Company or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Company or any Restricted Subsidiary;

excluding, in each case, any Net Cash Proceeds:

(a)	received from any Restricted Subsidiary of the Company; or

(b)	used to redeem Notes under Sections 9.1 and 9.3; or

(c)	applied in accordance with clause (2) or (3) of the second paragraph of this covenant below; plus

(C)	any reductions of Indebtedness of the Company or any Restricted Subsidiary by conversion to Qualified Capital Stock; plus

(D)	any net reductions of Investments (other than Permitted Investments) of the Company or any Restricted Subsidiary; plus

(E)	any distributions received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries.

Notwithstanding the preceding paragraph, this covenant does not prohibit:

(1)

the payment of any dividend or the irrevocable redemption of Subordinated Indebtedness within sixty (60) days after the date of declaration of such dividend or giving of the redemption notice, if the dividend or redemption would have been permitted on the date of declaration or the giving of the notice pursuant to the preceding paragraph;

(2)	the redemption or other acquisition of any shares of Capital Stock of the Company,

(a)	in exchange for Qualified Capital Stock of the Company, or

(b)

through the application of the net proceeds received by the Company or any Restricted Subsidiary from a substantially concurrent sale of Qualified Capital Stock of the Company or any Restricted Subsidiary or a contribution to the equity capital of the Company or any Restricted Subsidiary not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

provided that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

(3)

the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

(a)	Qualified Capital Stock of the Company, or

(b)	Refinancing Indebtedness for such Subordinated Indebtedness;

provided that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

(4)

repurchases of Qualified Capital Stock or options, warrants or other securities exercisable or convertible into Qualified Capital Stock from any current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees, officers or directors, or the termination of retention of any such consultants, in an amount not to exceed U.S.$2.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years) plus the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries;

(5)

the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants;

(6)

an Investment either (a) solely in exchange for shares of Qualified Capital Stock or (b) through the application of the net proceeds of a sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock within 60 days after such sale;

(7)

upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 3.10, any repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Company required pursuant to the terms thereof as a result of such Change of Control; provided that the terms of such purchase or redemption are substantially similar in all material respects to the comparable provision included in this Indenture;

(8)	the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(9)

payments or distributions to dissenting stockholders of Capital Stock of the Company and its Restricted Subsidiaries pursuant to a requirement of applicable law in connection with a consolidation or merger that complies with the provisions of this Indenture applicable to mergers and consolidations of the Company or any of its Restricted Subsidiaries;

(10)

the distribution, by dividend or otherwise, or any series or combination of contribution, distribution or other transfer or disposition, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

(11)

Restricted Payments in an aggregate amount, when made, taken together with all other Restricted Payments made pursuant to this clause (11) (in the case of Investments, at the time outstanding) not to exceed the greater of (x) U.S.$150.0 million and (y) 30% of the Company’s Consolidated Tangible Assets as of the end of the Latest Completed Quarter.

provided that at the time of and after giving effect to, any Restricted Payment permitted under clauses (3), (4), (7) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of all Restricted Payments paid in cash shall be its face amount.

For purposes of determining compliance with this covenant, in the event that all or a portion of a Restricted Payment or Investment meets the criteria of one or more of clauses (1) through (11) above or the definition of “Permitted Investments”, or is entitled to be made pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify and may later reclassify (based on circumstances existing on the date of such reclassification) all or a portion of such Restricted Payment or Investment as being made in whole or in part under one or more of such clauses (1) through (11), such clauses of the definition of “Permitted Investments” and/or such first paragraph in a manner that complies with this covenant.

Section 3.14. Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (including Capital Stock of its Restricted Subsidiaries) unless:

(a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of; and

(b) at least 75% of the consideration received for the assets or Capital Stock sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents and/or Property to be used in a Permitted Business (including Capital Stock of a Person engaged in a Permitted Business) received at the time of such Asset Sale.

The Company or such Restricted Subsidiary, as the case may be, must apply 100% of the Net Cash Proceeds of any such Asset Sale within twenty four (24) months (or, if not so applied by such date, committed to be applied within twenty four (24) months of the expiration of such preliminary twenty four (24) month period) thereof to:

(a) repay Senior Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries; or

(b) invest in a Permitted Business (including expenditures for maintenance, repair or improvement of existing Properties and acquisitions of Capital Stock of Persons engaged in a Permitted Business);

provided that the Company or such Restricted Subsidiary, pending application of such Net Cash Proceeds in accordance with clause (a) or (b) above, may invest such Net Cash Proceeds in Cash Equivalents.

To the extent that all or a part of the Net Cash Proceeds of any Asset Sale are not applied or committed to be applied within twenty four (24) months of the Asset Sale as described above, the Company will make an offer to purchase Notes (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company’s option, on a pro rata basis with the Holders of any other Senior Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Notes and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of such preliminary twenty four (24) month period.

The Asset Sale Offer will remain open for a period of not less than twenty (20) business days, or any longer period as may be required by law. The Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of U.S.$15.0 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of U.S.$15.0 million, will be applied as required pursuant to this covenant.

Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within twenty (20) days following such preliminary twenty four (24) month period, with a copy to the Trustee offering to purchase the

Notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of U.S.$1,000 in exchange for cash.

On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2) deposit with the Paying Agents funds in an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

To the extent Holders of Notes and Holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Notes or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, the Company will purchase the Notes and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a Note is purchased pursuant to an Asset Sale Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations, to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by doing so.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, the Company and its Restricted Subsidiaries may use any remaining Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

If at any time any consideration other than cash or Cash Equivalents received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied or committed to be applied as described above within twenty four (24) months of conversion or disposition.

Notwithstanding anything to the contrary provided herein, the Company shall not contribute or transfer, in a single transaction or a series of related transactions, any of its Existing Properties or Future Leveraged Properties to any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that this undertaking shall not restrict the Company from transferring to any Restricted Subsidiary any Existing Property or Future Leveraged Property pursuant to a transaction that, but for items (2) or (5) of the second paragraph of the definition of “Asset Sale” would constitute an Asset Sale, if (i) such transaction is made at Fair Market Value and (ii) at least 75% of the consideration received by the Company in such transaction at the time of such transaction is in the form of cash or Cash Equivalents and/or Property to be used by the Company in a Permitted Business (other than Capital Stock of a Person engaged in a Permitted Business).

Section 3.15. Limitation on Designation of Unrestricted Subsidiaries.

The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) at the time of and after giving effect to such Designation, the Company could Incur U.S.$. 1.00 of additional Indebtedness pursuant to Section 3.12 (1);

(3) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to Section 3.13 or as a Permitted Investment in an amount (the “Designation Amount”) equal to the amount of the Company’s Investment in such Subsidiary on such date,

(4) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt, except for a Lien contemplated by clause (10) of the definition of “Permitted Lien” under Section 1.1;

(5) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(6) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(7) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the preceding provisions.

Section 3.16. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in paragraph (b) below, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2)	make loans or advances to the Company or any other Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Paragraph (a) above will not apply to encumbrances or restrictions existing under or by reason of:

(1)	applicable law rule, regulation or order;

(2)	this Indenture or the Notes;

(3)	customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary;

(4)

any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(5)

restrictions with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(6)	Liens permitted to be Incurred under Section 3.17;

(7)

provisions limiting the payment of dividends in the organizational documents, shareholders’ agreements, joint venture agreements or similar documents of, or related to, Restricted Subsidiaries that are not Wholly- Owned Subsidiaries and which have been entered into in the ordinary course of business;

(8)

restrictions contained in the terms of Indebtedness incurred pursuant to Section 3.12(2)(d), mortgage financing or Capitalized Lease Obligations Incurred in the ordinary course of business; provided that such restrictions relate only to the assets acquired or financed with such Indebtedness;

(9)

encumbrances or restrictions contained in the terms of Indebtedness entered into after the Issue Date so long as such encumbrances or restrictions included therein will not materially impair the Company’s ability to make payments on the Notes when due, in the good faith judgment of the Board of Directors of the Company as certified to the Trustee in an Officers’ Certificate at the time such encumbrances or restrictions are agreed to;

(10)	restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(11)	customary restrictions imposed on the transfer of copyrighted or patented materials;

(12)	net worth provisions in leases and other agreements entered into in the ordinary course of business;

(13)

any customary restriction on the ability of a Restricted Subsidiary to pay dividends or make any other distributions or pay any indebtedness to the Company or any other Restricted Subsidiary during the continuance of an event of default under Indebtedness other than the Notes;

(14)	contractual requirements with respect to Indebtedness Incurred in accordance with Section 3.12(2)(i) that are customary for a financing of that type; and

(15)

an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (2), (4), (6), (8) or (9) above; provided that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable in any material respect to the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (6), (8) or (9) respectively, above.

Section 3.17. Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness, without expressly providing that the Notes are secured equally and ratably with the obligations so secured for so long as such obligations are so secured.

Section 3.18. Limitation on Guarantees by Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries (other than a Receivables Entity), directly or indirectly, to guarantee any Indebtedness of the Company, unless, in any such case:

(1) such Restricted Subsidiary executes and delivers to the Trustee, together with an Opinion of Counsel, a supplemental indenture to this Indenture, pursuant to which provides a guarantee of the Notes; and

(2) if such guarantee is provided with respect to Senior Indebtedness, the guarantee of the Notes will be pari passu with such guarantee; and if such guarantee is provided with respect to Subordinated Indebtedness, the guarantee of the Notes will be senior to such guarantee.

The obligations of each Restricted Subsidiary in respect of its guarantee of the Notes will be limited to the maximum amount as will result in the obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Each Restricted Subsidiary will be released and relieved of its obligations under its guarantee of the Notes in the event that:

(1) there is a sale or other disposition of such Restricted Subsidiary (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), following which such Restricted Subsidiary is no longer a direct or indirect Subsidiary the Company (other than a Receivables Entity);

(2) such Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 3.15;

(3) there is a Total Defeasance of the Notes or upon satisfaction and discharge of this Indenture; or

(4) the Indebtedness, the Incurrence of which gave rise to such Restricted Subsidiary’s obligation to provide such guarantee, has been repaid in full or otherwise discharged,

provided that such transaction is carried out pursuant to, and in accordance with, the applicable provisions of this Indenture.

Section 3.19. Limitation on Transactions with Affiliates

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(a)

the terms of such Affiliate Transaction are not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(b)

in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of U.S.$7.5 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(c)

in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of U.S.$10.0 million, the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction (other than (i) loans or extensions of credit or (ii) transactions involving listed securities or whose terms can otherwise be verified by reference to publicly available information) to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(2) Paragraph (1) above will not apply to:

(a)	Affiliate Transactions with or among the Company and any Restricted Subsidiary (other than a Receivables Entity) or between or among Restricted Subsidiaries (other than a Receivables Entity);

(b)

fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors or shareholders, as applicable;

(c)

Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Notes, taken as a whole, than the original agreement as in effect on the Issue Date);

(d)	any Restricted Payments and Permitted Investments made in compliance with Section 3.13; and

(e)

loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not exceeding U.S.$2.0 million at any time.

Section 3.20. Conduct of Business. The Company and its Restricted Subsidiaries taken as a whole will remain primarily engaged in Permitted Businesses.

ARTICLE IV

Merger, Consolidation and Sale of All or Substantially all Assets

Section 4.1. Limitation on Merger, Consolidation and Sale of All or Substantially all Assets.

(a) The Company will not, in a single transaction or series of related transactions, directly or indirectly, consolidate with or merge into, any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), to any Person unless:

1) Either (1) the Company shall be the surviving or continuing corporation, or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Company (the “Surviving Entity”): (i) shall be a corporation, organized and validly existing under the laws of a Qualified Merger Jurisdiction, and (ii) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest and Additional Amounts, if any, on all of the Notes and the performance and observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

3) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Consolidated Interest Coverage Ratio of the Surviving Entity would be equal or greater than such ratio for the Company immediately prior to such transaction;

4) each Subsidiary Guarantor shall have by supplemental indenture confirmed that its guarantee shall apply to such Surviving Entity’s obligations in respect of this Indenture and the Notes; and

5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with this Indenture.

(b) Notwithstanding clauses 2) and 3) above, (i) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with clause 5) above; and (ii) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(c) For purposes of this Section 4.1, the transfer (by lease (other than in the ordinary course of business), assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 4.2. Surviving Entity

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with Section 4.1, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease (other than in the ordinary course of business) or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

Such Surviving Entity may cause to be signed, and may issue either in its own name or in the name of the Company, prior to such succession any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Surviving Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the Authorized Person of the Company to the Trustee for authentication, and any Notes that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) and assumption by the Surviving Entity, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes to be performed by the Company and may be liquidated and dissolved.

No Surviving Entity shall have the right to redeem any Notes Outstanding unless the Company would have been entitled to redeem such Notes pursuant to this Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted under Section 4.1.

For the avoidance of doubt, compliance with this Article IV will not affect the obligations of the Company (including a Surviving Entity, if applicable) provided in Section 3.10, if applicable.

ARTICLE V

Defaults and Remedies

Section 5.1. Events of Default.

In case one or more of the following events (each an “Event of Default”) shall have occurred and be continuing with respect to the Notes:

(a) the Company shall fail to pay any principal, premium or interest (or Additional Amounts, if any) on the Notes on the date when it becomes due and payable in accordance with the terms thereof, and such failure, in the case of interest (or Additional Amounts, if any, relating thereto) continues for a period of thirty (30) days;

(b) the Company shall fail to comply with its obligations under Sections 3.10, or 3.14, or Article IV, when applicable;

(c) the Company shall fail to duly perform or observe any other covenant or obligation under this Indenture or the Notes (other than a default referred to in clauses (i) and (ii) above) and such failure continues for a period of sixty (60) days after written notice to that effect is received by the Company or by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Notes and stating that such notice is a “notice of default”;

(d) (i) the Company or any of its Restricted Subsidiaries shall fail to pay when due principal of or interest on any of the Company or such Restricted Subsidiary’s Indebtedness in an aggregate principal amount of at least U.S.$30.0 million (or the equivalent thereof at the time of determination) and such failure continues after the grace period, if any, applicable thereto, or (ii) any other event of default occurs under any agreement or instrument relating to any such Indebtedness in an aggregate principal amount of at least U.S.$30.0 million (or the equivalent thereof at the time of determination), and such other event of default results in the acceleration of the maturity of such Indebtedness;

(e) one or more final judgments or decrees for the payment of money in excess of U.S.$30.0 million (or the equivalent thereof at the time of determination) in the aggregate (to the extent not covered by insurance) are rendered against the Company or any of its Restricted Subsidiaries and are not discharged and, in the case of each such judgment or decree, there is a period of ninety (90) days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(f) a court having jurisdiction enters a decree or order for (x) relief in respect of the Company or any of the Company’s Significant Subsidiaries in an involuntary case under the Argentine Law No. 24,522, as amended (the “Bankruptcy Law”), or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (y) appointment of an administrator, receiver, trustee or intervenor for the Company or any or the Company’s Significant Subsidiaries for all or substantially all of the property of the Company or any or of the Company’s Significant Subsidiaries and, in each case, such decree or order remains unstayed and in effect for a period of ninety (90) consecutive days;

(g) the Company or any of its Significant Subsidiaries (a) commences a voluntary case under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for the Company or any of the Company’s Significant Subsidiaries for all or substantially all of the Company’s or any of the Company’s Significant Subsidiaries’ properties or (c) effects any general assignment for the benefit of creditors; or

(h) it becomes unlawful for the Company to perform or comply with the Company’s payment obligations under this Indenture and the Notes and such condition shall continue for a period of ninety (90) days after written notice to that effect is received by the Company or by the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Notes and stating that such notice is a “notice of default”.

Section 5.2. Acceleration.

Upon the occurrence and continuance of an Event of Default (other than pursuant to Section 5.1(f) or (g)), the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes may, by written notice to the Company and the Trustee, declare all the Notes then Outstanding to be immediately due and payable. In the case an Event of Default set forth in Section 5.1(f) or (g) has occurred and is continuing, the Outstanding Notes shall be automatically and immediately due and payable. In the event an Event of Default set forth in Section 5.1(d) above has occurred and is continuing with respect to the Notes, such Event of Default will be automatically rescinded and annulled once the payment default or event of default triggering such Event of Default pursuant to Section 5.1(d) is remedied or cured by the Company and/or the relevant Restricted Subsidiary or waived by the Holders of the relevant Indebtedness. No such rescission and annulment will affect any subsequent Event of Default or impair any right consequent thereto. Upon any such declaration of acceleration, the principal of the Notes so accelerated and the interest accrued thereon and all other amounts payable with respect to such Notes will become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration are cured following such declaration, such declaration may be rescinded by the Holders of such Notes in the manner set forth in this Indenture.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 5.3. Collection of Indebtedness by Trustee

The Company covenants that (a) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on any of the Notes when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of fifteen (15) days or (b) in case there shall be a default in the payment of all or any part of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity or by declaration or otherwise; then upon demand by the Trustee, the Company will pay to the Trustee for the benefit of the Holders of any such Note the whole amount that then shall have become due and payable on any such Note for principal or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in any such Note); and in addition thereto, the Company will pay such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and reimbursement of the expenses of, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 6.6, except as a result of its negligence or willful misconduct.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.4. Application of Proceeds.

Any moneys collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or other property on account of principal (including Additional Amounts), upon presentation of the Notes in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due to the Trustee and/or any predecessor Trustee under Section 6.6, except for any such amounts that result from negligence or willful misconduct;

SECOND: to the payment of all amounts due to the Agents;

THIRD: in case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Notes in default in the order of the maturity of the installments of such interest (including Additional Amounts), with interest upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

FOURTH: in case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal and interest (including Additional Amounts), with interest upon the overdue principal, and upon overdue installments of interest (including Additional Amounts), at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of such Note over any other such Note, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

FIFTH: to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto of which the Trustee has received written notice.

Section 5.5. Suits for Enforcement.

In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.6. Restoration of Rights on Abandonment of Proceedings.

In case the Trustee shall have instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings and to applicable law, the Company, the Holders and the Trustee shall be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 5.7. Limitations on Suits by Holders.

Except as provided in Section 5.7, no Holder of a Note shall have any right by virtue of or by availing itself of any provision of this Indenture or the Notes, to institute any suit, action or proceeding in equity or at law, upon or under or with respect to this Indenture or the Notes, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of a Default and of the continuance thereof with respect to the Notes as set forth in Section 5.1;

(b) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and

(c) the Trustee for 90 days after the receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to this Indenture;

Section 5.8. Unconditional Rights of Holder to Receive Payments or Institute Certain Suits.

Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of principal of and interest on such Note (including Additional Amounts), on or after the respective due dates expressed in such Note or to institute suit, including a summary proceeding (acción ejecutiva individual) in Argentina pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Any beneficial owner of Notes represented by a Global Note will be able to obtain from DTC, upon request and subject to certain limitations set forth in this Indenture, a certificate representing its interest in the relevant Global Note in accordance with the Argentine Capital Markets Law. This certificate will enable such beneficial owner to initiate legal action before any competent court or arbitral tribunal in Argentina, including a summary proceeding, to obtain overdue amounts under the Notes.

Section 5.9. Rights and Remedies Cumulative; Delay or Omission Not Waiver of Default.

Except as otherwise provided in Section 5.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or remedy or shall constitute a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.7, every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10. Control by Majority.

Subject to Section 6.1(e), the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity satisfactory to it.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 5.11. Waiver of Past Defaults.

At a meeting duly convened at which a quorum is present as provided in Section 7.5, the Holders of a majority in aggregate principal amount of the Outstanding Notes represented and voting at such meeting may on behalf of the Holders of all the Notes waive any past or present default or Event of Default and its consequences hereunder, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder affected. In the case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.12. Payments after a Default.

Upon the occurrence of an Event of Default and the subsequent declaration by the Trustee that the principal amount of the Notes is due and payable immediately, the Trustee may by notice in writing: (a) to the Company and any Paying Agent, require each Paying Agent to deliver all Notes and all moneys, documents and records held by it to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture, and thereafter to hold all Notes and all moneys, documents and records held by it to the order of the Trustee; provided that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.

Section 5.13. Notice of Events of Default.

If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, the Trustee shall transmit by mail, postage prepaid, to all Holders of Notes, as their names appear on the Register, a notice of such Default or Event of Default within 90 days after it occurs unless such Default or Event of Default shall have been cured or waived. Except in the case of a default in payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.

Section 5.14. Undertaking of Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.8, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding negotiable obligations to be issued in accordance with the Negotiable Obligations Law of any series.

ARTICLE VI

Concerning the Trustee

Section 6.1. Duties and Responsibilities of the Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Trust Indenture Act, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default,

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and in the Trust Indenture Act, shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);

(c) No provision of this Indenture shall be construed to relieve the Trustee from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this Subsection shall not be construed to limit the effect of Subsections (b) or (d) of this Section;

(2)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Section 6.1.

(f) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Section 6.2. Certain Rights of the Trustee.

Subject to Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, note, coupon, security, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such fact or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may consult with counsel at the Company’s expense and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(f) the Trustee may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or misconduct on the part of any such agent or attorney appointed with due care by it hereunder;

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, including as Co-Registrar, Principal Paying Agent and Transfer Agent, and each agent, custodian and other Person employed to act hereunder; provided, however, that only the Trustee, and not any agent, custodian or other Person employed to act hereunder, shall be held to a prudent person standard upon the occurrence of and during an Event of Default;

(h) the Trustee may at any time request, and the Company shall, deliver a certificate setting forth the specimen signatures and the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i) notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), sabotage, epidemics, terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above;

(j) the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(k) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any losses, costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and,

(m) in order to comply with an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or requirements otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof related to this Indenture and the Notes in effect from time to time (“Applicable Law”), the Company agrees (i) to the extent permitted by local privacy laws, to use commercially reasonable efforts to provide to the Trustee sufficient information about the parties and/or transactions related to this Indenture and the Notes (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this paragraph shall survive the termination of this Indenture.

Section 6.3. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes and the thirteenth “WHEREAS” clause of this Indenture. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which, as a result thereof, the Trustee shall become subject to service of process, taxation or other consequences that, in the sole determination of the Trustee, are adverse to the Trustee, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

Section 6.4. Trustee and Agents May Hold Notes; Collections, etc.

The Trustee or any agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.5. Moneys Held By Trustee.

Subject to the provisions of Section 11.4, all moneys received by the Trustee hereunder shall, until used or applied as herein provided, be held in trust as provided in the Trust Indenture Act for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder, except as the Trustee may agree in writing.

Section 6.6. Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, (a) compensation as shall be agreed in writing by the Company and the Trustee from time to time (such compensation not to be limited by any provision of law in regards to the compensation of a trustee of an express trust) and (b) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder, except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct.

The Company also covenants to indemnify and defend each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, or any Holder, or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section (including the reasonable compensation and the expenses and disbursements of its counsel), except to the extent such loss, liability or expense is due to its own negligence or willful misconduct. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive payment of the Notes, the resignation or removal of such Trustee, the termination for any reason of this Indenture and/or the satisfaction and discharge of this Indenture.

As security for the performance of the Company’s obligations under this Section, the Trustee shall have a lien prior to the Notes on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.1(f) and (g) the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of the Indenture and the Notes, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.

Section 6.7. Preferential Collection of Claims Against the Company.

If and when the Trustee becomes a creditor of the Company (or any other obligor under the Notes) the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.8. Right of Trustee to Rely on Officer’s Certificate, etc.

Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or Opinion of Counsel delivered to the Trustee, and such certificate or opinion, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.9. Persons Eligible for Appointment as Trustee.

The Trustee hereunder shall at all times be a Person that is eligible pursuant to the Trust Indenture Act (including, without limitation, Sections 310(a)(1), (2) and (5)) to act as such, having a combined capital and surplus of at least U.S.$50,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other governmental authority. If such Person publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

Subject to this Section 6.10, the Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving thirty (30) days’ written notice of resignation to the Company. If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 6.10. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of the Notes may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

In case at any time any of the following shall occur:

(i)	the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by or on behalf of the Company or by any Holder; or

(ii)

the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, (x) the Company may, by a resolution of the Board of Directors, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (y) if no appointment is made by the Company within thirty (30) days of becoming aware of any of the circumstances mentioned in (i) and (ii) above, the Holders of at least 10% in aggregate principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

The Holders of a majority in aggregate principal amount of the Notes Outstanding may at any time remove the Trustee. In such event, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, one copy of which instrument shall be delivered to the removed trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of the notice of removal by the Holders of a majority in aggregate principal amount of the Notes Outstanding, the Holders of at least 10% in aggregate principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11. Acceptance of Appointment by Successor Trustee.

Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 11.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give, at its expense, notice thereof to the Holders as specified in Section 12.5 and the CNV, which notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article, to the extent operative.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee, including this transaction, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 6.9.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Representative of the Trustee in Argentina.

As long as it is required by Argentine law or by the CNV, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or Holders. Banco de Valores S.A. will initially act as the Representative of the Trustee in Argentina for such purposes. The Representative of the Trustee in Argentina accepts its appointment and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of Section 6.14.

Section 6.14. Application to Agents and to the Representative of the Trustee in Argentina.

The Representative of the Trustee in Argentina need perform only those duties that are specifically set forth in this Section 6.14, and such duties shall be determined solely by the express provisions of this Section 6.14, or as Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee and the Company. No implied covenants or obligations shall be read into this Section 6.14, against the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s general attorney.

The duties of the Representative of the Trustee in Argentina as of the date hereof are solely to: (i) receive from Holders, the Company, the Agents and any governmental or regulatory authority or entity, all letters, claims, requests, memoranda or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) within seventy-two (72) hours of receipt, notify and/or deliver to the Trustee by facsimile all such letters, claims, requests, memoranda or documents, and (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, memoranda or documents.

The Representative of the Trustee in Argentina shall not be liable for any action it takes or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers.

The compensation of the Representative of the Trustee in Argentina is included in the compensation of the Trustee provided in Section 6.6 above and shall be paid directly by the Company to the Representative of the Trustee in Argentina. The Company shall pay to the Representative of the Trustee in Argentina from time to time, and the Representative of the Trustee in Argentina shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder as the Representative of the Trustee in Argentina and the Trustee shall from time to time agree in writing. The Company shall reimburse the Representative of the Trustee in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of Representative of the Trustee in Argentina´s agents, counsel and other persons not regularly in its employ.

The Company agrees to indemnify the Representative of the Trustee in Argentina for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the fees and expenses of legal counsel, reasonably incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The provisions of the preceding two paragraphs shall survive the satisfaction and discharge of the Indenture and the Notes, the termination for any reason of this Indenture, and the resignation or removal of the Trustee and/or the Representative of the Trustee in Argentina.

Section 6.15. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that, without the consent of Holders, the Trustee appoint a Person as a separate or co-trustee. The following provisions of this Section 6.15 are adopted to these ends.

(b) In the event that the Trustee appoints an additional Person as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies (in which event such rights, powers and duties shall be exercised singly by such separate or co-trustee but solely at the direction of the Trustee) and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. No separate or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.9 hereof and no notice to Holders of the appointment of any separate or co-trustee shall be required under Section 6.11 hereof.

(c) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

i. all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by the Trustee and such separate or co-trustee jointly (it being understood that such separate or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate or co-trustee, but solely at the direction of the Trustee;

ii. the Trustee shall not be personally liable by reason of any act or omission of any separate or co-trustee hereunder. No separate or co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any co-trustee hereunder; and

iii. the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 6.15.

(f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

(g) In no event shall the Representative of the Trustee in Argentina be deemed to be a representative of the separate trustee or co-trustee in Argentina in case such separate trustee or co-trustee is appointed in accordance with this Section 6.15. The duties and obligations of the Representative of the Trustee in Argentina may only be performed in connection with the Trustee as provided for in Sections 6.13 and 6.14 even in the case of appointment of a separate trustee or co-trustee, unless otherwise agreed in writing by the Representative of the Trustee in Argentina.

ARTICLE VII

Concerning the Holders

Section 7.1. Evidence of Action Taken by Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Section 7.2. Proof of Execution of Instruments and of Holding of Notes;.

The execution of any instrument by a Holder or his agent or proxy may be proved in accordance with Article VII and such reasonable applicable rules and regulations or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Register maintained pursuant to Section 2.3.

Section 7.3. Holders to Be Treated as Owners.

The Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Company, the Trustee, any Agent and any agent of the Company, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, the Agents or any agent of the Company, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as Holder of such Global Note, or impair, as between the Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee), as Holder of such Global Note.

None of the Company, the Trustee, the Principal Paying Agent or the Co- Registrar shall have any responsibility or obligation to any beneficial owner in a Global Note, an agent member of the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member of the Depositary, with respect to any ownership interest in the Notes or with respect to the delivery to any agent member of the Depositary, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Notes shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Principal Paying Agent and the Co-Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

The Trustee, the Principal Paying Agent and the Co-Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Principal Paying Agent or the Co-Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any agent member of the Depositary or between or among the Depositary, any such agent member of the Depositary and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Section 7.4. Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office of the Trustee and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note. Any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.

Section 7.5. Holders’ Meetings.

(a) Each of the Company (through the Board of Directors or the Supervisory Committee of the Company) and the Trustee may at any time call a meeting of the Holders of the Notes for the purpose of entering into a supplemental indenture as provided in Section 8.2 or waiving a past default as provided in Section 5.11. In addition, a meeting of the Holders of Notes may be called by the Board of Directors, the Supervisory Committee of the Company, the Trustee or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Notes at the time, to give, deliver or receive any authorization, notice, amendment, waiver or other action or in general to amend the terms and conditions of the Note. In the case of a request to call a meeting by Holders, the Company shall notify the Trustee in writing of such request. Such written request shall include the specific matters to be addressed in the meeting. In the event the Board of Directors or the Supervisory Committee of the Company shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court at the request of the Holders of the Notes. The meetings will be held in the City of Buenos Aires. In any event, meetings shall be held at the time and place determined by the Company. Any resolution duly passed will be binding on all Holders of Notes, as the case may be (whether or not they were present or represented at the meeting at which such resolution was passed). If a meeting is being held pursuant to a written request of Holders, such written request shall include the specific matters to be addressed in the meeting and such meeting shall be convened within forty (40) days from the date such written request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders of Notes (which shall include the date, place and time of such meeting, the agenda therefor and the requirements to attend) shall be given by the summoning party in the manner provided under Section 12.5 and will be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting and will be published at the Company’s expense in each of: (a) for five (5) business days in Argentina in the Official Gazette of Argentina (Boletín Oficial), and (b) a newspaper of general circulation in Argentina and the Bulletin of the BYMA (as long as the Notes are listed on the BYMA) and/or the Bulletin of the MAE (as long as the Notes are traded on the MAE), or such other informative systems of the markets in which the Notes are listed, as is applicable, and also in the manner provided under Section 12.5. Meetings of Holders may be simultaneously convened for two dates, in case the initial meeting were to be adjourned for lack of quorum. However, for meetings that: (i) include in the agenda items requiring unanimous approval by the Holders, or (ii) convened upon request of the Holders of the Notes, notice of a new meeting resulting from adjournment of the initial meeting for lack of quorum will be given not less than eight (8) days prior to the date fixed for such new meeting and will be published for three (3) business days in the Official Gazette of Argentina, a newspaper of general circulation in Argentina and the Bulletin of the BYMA (as long as the Notes are listed on the BYMA), the bulletin of the MAE (as long as the Notes are traded on the MAE), or such other informative systems of the markets in which the Notes are listed, as is applicable. Any Holder may attend any such meeting personally or by proxy. To be entitled to vote at any meeting of Holders a Person shall be (i) a Holder of one or more Notes as of the relevant record date determined pursuant to Section 7.5(f) or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Notes. Holders who intend to attend a meeting of holders must notify the Company of their intention to do so at least three business days prior to the date of such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Company and its counsel and the Trustee and its counsel. With respect to all matters not contemplated in this Indenture, meetings of Holders will be convened and held in accordance with the provisions of the Negotiable Obligations Law and the Argentine Companies Law No. 19,550 (the “Argentine Companies Law”), as amended, and CNV Rules and the requirements established by the stock exchanges authorized by the CNV in Argentina and/or the foreign stock exchanges where the Notes are listed.

(b) The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Outstanding Notes and at any reconvened adjourned meetings will be the person(s) present at such reconvened adjourned meeting. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Notes (other than the provisions referred to in Section 8.2) will be validly passed and decided if approved at a meeting by the persons entitled to vote a majority in aggregate principal amount of the Notes then Outstanding, provided that the unanimous consent or the unanimous affirmative vote of the Holders shall be required to adopt a valid decision on any of the matters listed in Section 8.2. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note. Any modifications, amendments or waivers to this Indenture or to the Notes will be conclusive and binding upon all Holders of Notes whether or not they have given such consent or were present at any meeting, and on all Notes; provided that no such modifications, amendments or waivers, without consent of each Holder of a Note at the time Outstanding, shall affect any of the items included in Section 8.2.

(c) Any Holder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders whether or not present or represented at the meeting.

(d) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or trust company or judicially certified in the manner provided under Argentine law. The members of the Board of Directors of the Company may not act as proxies. The holding of Notes shall be proved by the Register maintained in accordance with Section 2.3.

(e) A representative of the Trustee shall act as the chairman of the meeting. If the Trustee fails to designate a representative to act as chairman of the meeting, the Company shall designate a member of the Board of Directors to act as chairman of the meeting. If the Company fails to designate such a person, the Chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting, (ii) a representative of the CNV, at the request of the Holders of Notes or (iii) a person appointed by a competent court. If the meeting is called by the CNV or by a competent court upon request of the Holders of the Notes, the CNV or the competent court shall designate a person to act as chairman. The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. The Trustee will designate the record date for determining the Holders of Notes entitled to vote at any meeting and will provide notice to Holders of Notes in the manner set forth in this Indenture. The Holder of a Note may, at any meeting of Holders of the Notes at which such Holder is entitled to vote, cast one vote for each U.S. Dollar in principal amount of the Notes held by such Holder. Officers may not be appointed as proxies.

(g) If and for so long as the Notes are listed on the BYMA or any other securities exchange, and for negotiation in the MAE, meetings of Holders of such Notes and notices thereof shall comply with the applicable rules of the BYMA, the MAE or such securities exchange, as applicable.

(h) Notwithstanding the foregoing, prior to any meeting called to adopt a resolution to modify or amend this Indenture or the Notes, the Company shall submit any such proposed modifications to the CNV for analysis, if required by applicable laws and regulations, as interpreted by the CNV and/or any other applicable authorities.

Section 7.6. The Company to Furnish the Trustee Names and Addresses of Holders.

The Company shall furnish or cause to be furnished to the Trustee semi-annually, not more than fifteen (15) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Co- Registrar.

Section 7.7. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.6 and the names and addresses of Holders received by the Trustee in its capacity as Co- Registrar. The Trustee may destroy any list furnished upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 7.8. Reports by the Trustee.

Subsequent to the qualification of this Indenture under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act (including, without limitation, Sections 313(a), (b) and (c)) at the times and in the manner provided pursuant thereto. Subsequent to the qualification of this Indenture under the Trust Indenture Act, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a) (but if no event described in Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Notes are listed, with the SEC and with the Company. The Company shall promptly notify the Trustee in writing when any Notes are listed on any securities exchange.

ARTICLE VIII

Amendment, Supplement and Waiver

Section 8.1. Without Consent of Holders.

The Trustee and the Company may, without the vote or consent of any Holder of Notes, modify, waive, supplement or amend this Indenture or the Notes for the purpose of:

(a) adding (i) to the Company’s covenants such further covenants, restrictions, conditions or provisions, and (ii) to the Company’s Events of Default such further events of default, in each case as are for the benefit of the Holders of the Notes;

(b) surrendering any right or power conferred upon the Company;

(c) securing the Notes pursuant to the requirements thereof or otherwise;

(d) evidencing the succession of another Person to the Company and the assumption by any such successor of the Company’s covenants and obligations in the Notes and in this Indenture pursuant to Article IV;

this Indenture;

(e) establishing the form or terms of any Additional Notes as permitted under

(f) providing for the acceptance of an appointment under this Indenture of a successor trustee, registrar, co-registrar, paying agent, transfer agent or representative of the trustee in Argentina; provided that the successor trustee, registrar, co-registrar, paying agent, transfer agent or representative of the trustee in Argentina is otherwise qualified and eligible to act as such under the terms of this Indenture;

(g) complying with any mandatory requirements of the CNV (to the extent such requirements do not adversely affect the interest of the Holders of the Notes in any material respect);

(h) making any modification correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in such Notes; and

(i) making any other modification, or granting any waiver or authorization of any breach or proposed breach, of any of the terms and conditions of such Notes or any other provisions of this Indenture in any manner which does not adversely affect the interest of the Holders of the Notes in any material respect.

The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such amended or supplemental indenture that adversely affects the Trustee’s own or any Agent’s rights, duties or immunities under this Indenture or otherwise.

Promptly after the execution by the Company and the Trustee of any amended or supplemental indenture pursuant to the provisions of this Section, the Company at its expense will give notice thereof to the Holders as specified in Section 12.5, and, if applicable, shall give notice to the CNV, setting forth in general terms the substance of such amended or supplemental indenture. If the Company fails to give such notice to the Holders of the Notes within 15 days after the execution of such supplement or amendment, the Trustee will give notice to the Holders at the Company’s expense. Any failure of the Company or the Trustee to give notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

Section 8.2. With Consent of Holders.

Except as provided in Section 8.1 of this Indenture, the Company and the Trustee may make modifications to and amendments of this Indenture and the Notes, as well as may waive future compliance or past default by the Company with the adoption of a resolution at a meeting of Holders of Notes, but no such modification or amendment and no such waiver may, without the unanimous consent of the Holders of all Notes directly and adversely affected thereby:

(a) extend the due date for the payment of principal of, premium, if any, or any installment of interest on any such Note;

(b) reduce the principal amount of, the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption of any such Note;

(c) reduce the Company’s obligation to pay Additional Amounts on any such Note;

(d) change the currency of denomination or payment in respect of the Notes;

(e) impair the right to institute suit for enforcement of any payment or place of payment on or with respect to any Note;

(f) shorten the period during which the Company is not permitted to redeem any such Note, or permit the Company to redeem any such Note if, prior to such action, the Company is not permitted to do so;

(g) amend the circumstances under which the Notes may be redeemed;

(h) reduce the percentage of the aggregate principal amount of such Notes necessary to modify, amend or supplement this Indenture or such Notes, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults;

(i) reduce the percentage of aggregate principal amount of Outstanding Notes required for the adoption of a resolution or the quorum required at any meeting of Holders of the Notes at which a resolution is adopted; or

(j) modify any provisions of this Indenture relating to meetings of Holders of the Notes, modifications or waivers as described above, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note directly and adversely affected thereby.

Upon the request of the Company and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with the Company in the execution of such modified or amended indenture unless such modified or amended indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such modified or amended indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed modification or amendment to this Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any modification or amendment of this indenture pursuant to the provisions of this Section, the Company at its expense, shall give notice thereof to the Holders as provided in Section 12.5, and to the CNV, if applicable, setting forth in general terms the substance of such modified or amended indenture. If the Company shall fail to give such notice to the Holders within fifteen (15) days after the execution of such modified or amended indenture, the Trustee shall give notice to the Holders as provided in Section 12.5 and to the CNV, if applicable, at the expense of the Company. Any failure by the Company or the Trustee to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplement or amendment.

Notwithstanding the foregoing, and prior to any meeting called to adopt a resolution to modify or amend the Indenture or the Notes, the Company shall submit any such proposed modifications to the CNV for analysis, if required by the applicable laws and regulations, as interpreted by the CNV and/or any other applicable authorities.

Meetings of holders and related matters not expressly set forth herein will be governed by the provisions of the Argentine Negotiable Obligations Law, including, without limitation, the provisions of Articles 354 and 355 of the Argentine Companies Law through the application of the provisions of Article 14 of the Argentine Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law).

Any modifications, amendments or waivers to the Indenture or to the Notes may also be approved by holders of the Notes pursuant to a written action consented to by holders of the requisite percentage of the Notes under the Indenture. Such actions may be taken through the consent procedures of Euroclear, Clearstream or any other applicable depositary clearing system, or reliable means that ensure holders of Notes prior access to information and allow them to vote, in accordance with Section 14 of the Argentine Negotiable Obligations Law (as amended by Section 151 of the Argentine Productive Financing Law) and any other applicable law or regulation.

Section 8.3. Effect of Modifications or Amendments to this Indenture.

Upon the execution of any modifications or amendments to this Indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the Notes shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the applicable Notes of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.4. Conformity with Trust Indenture Act.

Subsequent to the qualification of this Indenture under the Trust Indenture Act, every modification or amendment to this Indenture executed pursuant to this Article VIII shall conform to the requirements of the Trust Indenture Act.

Section 8.5. Documents to Be Given to the Trustee.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate, an Opinion of Counsel and copies of resolutions of the Board of Directors as conclusive evidence that any modification and amendment of this Indenture executed pursuant to Article VIII has been duly authorized by the Company, complies with the applicable provisions of this Indenture and is authorized or permitted by the terms of this Indenture.

ARTICLE IX

Redemption and Repurchase of Notes

Section 9.1. Optional Redemption with Make-Whole Premium.

The Company may, at its option, redeem the Notes, in whole but not in part, at any time prior to their final maturity, upon giving not less than thirty (30) nor more than sixty (60) days’ written notice (which will be irrevocable) to the Trustee and, if required by the applicable laws and regulations, as interpreted by the CNV and/or any other applicable authorities, to the CNV, in writing, at a redemption price equal to the greater of (i) 100% of the principal amount outstanding of the Notes and (ii) the sum of the present value of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the applicable date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case any accrued and unpaid interest on the principal amount of the Notes to the date of redemption.

Section 9.2. Optional Redemption without a Make-Whole Premium.

At any time and from time to time on or after [•], 2025, the Company may, at its option, redeem the Notes in whole or in part, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable redemption date, if redeemed during the twelve (12) month period beginning on [•] of the years indicated below:

Year	Percentage
2025	103.00%
2026	102.00%
2027	101.00%
2028	100.50%
2029 and thereafter	100.00%

Section 9.3. Optional Redemption for Taxation Reasons.

The Company may redeem the Notes at its option in whole, but not in part, at any time, giving not less than 30 nor more than 60 days’ written notice (which will be irrevocable) to the Trustee and, if required by the applicable laws and regulations, as interpreted by the CNV and/or any other applicable authorities, to the CNV, in writing, at the principal amount thereof, together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any political subdivision of or any taxing authority in Argentina or any change in the application, administration or official interpretation of such laws, regulations or rulings, including, without limitation, the holding of a court of competent jurisdiction, the Company has or will become obligated to pay Additional Amounts on or in respect of such Notes, which change or amendment becomes effective on or after the date of issuance of the Notes, and the Company determines in good faith that such obligation cannot be avoided by the Company taking commercially reasonable measures available to it; it being understood that commercially reasonable measures shall not include any change in the Company’s jurisdiction of incorporation or organization or location of the Company’s principal executive office or registered office. Prior to the distribution of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee an Officer’s Certificate stating that the Company has or will become obligated to pay Additional Amounts as a result of such change or amendment, and that such obligation cannot be avoided by the Company taking reasonable measures available to it. The Company will also deliver an opinion of an independent legal counsel of recognized standing in Argentina stating that the Company would be obligated to pay Additional Amounts as a result of such change or amendment. The Trustee will be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent contained in the third preceding sentence, in which event they will be conclusive and binding on the Holders.

Section 9.4. Repurchase of Notes.

The Company and its Subsidiaries may at any time purchase or otherwise acquire any Note in the open market or otherwise at any price; provided that in determining at any time whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes then owned by the Company or any of the Company’s Affiliates will be disregarded and deemed not Outstanding.

Section 9.5. Cancellation.

Any Notes redeemed or repurchased by the Company will be immediately canceled and may not be reissued or resold.

Section 9.6. Notice of Redemption.

Notice of redemption to the Holders shall be given to Holders as specified in Section 12.5 and if applicable, to the CNV. Such notice shall specify the provision pursuant to which the redemption is being made, the date fixed for redemption (the “Optional Redemption Date”), the redemption price, the place or places of payment, the CUSIP, ISIN, Common Code or other identifying codes, if any, that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, Common Code or other identifying codes listed on such notice or printed on such Notes, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation.

The notice of redemption of Notes to be redeemed at the option of the Company shall be given to Holders by the Company in the name and at the expense of the Company at least thirty (30) days but not more than sixty (60) days before the date of redemption. Such notice shall be irrevocable.

At the Company’s request the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Trustee has received notice from the Company at least five (5) Business Days (unless a shorter period shall be acceptable to the Trustee) before such notice of redemption is to be given to Holders and the Company has delivered to the Trustee, at least thirty (30) days prior to date of redemption, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Section 9.7. Procedure for Payment upon Redemption.

If notice of redemption has been given in the manner set forth in Section 9.5, the Notes to be redeemed will become due and payable on the redemption date specified in such notice, and upon presentation and surrender of the Notes at the place or places specified in such notice, the Notes will be paid and redeemed by the Company at the places and in the manner therein specified and at the redemption price therein specified together with accrued interest and Additional Amounts, if any, to the redemption date. From and after the redemption date, if monies for the redemption of Notes called for redemption will have been made available at the Corporate Trust Office of the Trustee for redemption on the redemption date, the Notes called for redemption will cease to bear interest, and the only right of the Holders of such Notes will be to receive payment of the redemption price together with accrued interest and Additional Amounts, if any, to the redemption date as aforesaid.

ARTICLE X

Defeasance

Section 10.1. The Company’s Option to Effect Total Defeasance or Partial Defeasance.

The Company may at its option, by written notice executed by an Authorized Person of the Company delivered to the Trustee, elect to have either Section 10.2 or Section 10.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article X.

Section 10.2. Total Defeasance.

If the Company shall exercise the option provided in Section 10.1 to have this Section 10.2 apply with respect to all Outstanding Notes, the Company shall be deemed to have been discharged from its obligations with respect to such Notes on the date the conditions set forth below are satisfied (hereinafter, “Total Defeasance”). For this purpose, Total Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Company and the Trustee, upon the written request of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the right of Holders of such Notes to receive, solely from the trust fund set forth in Section 10.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Company’s obligations under Sections 2.3, 2.4, 2.6, 2.7, 3.2, 3.3, 6.6, 6.10, 6.11 and 12.9; and (iii) the provisions of Article VI and this Article X. Subject to compliance with this Article X, the Company may exercise Total Defeasance notwithstanding the prior exercise of Partial Defeasance.

Section 10.3. Partial Defeasance.

Upon the Company’s exercise of the option provided in Section 10.1 to have this Section 10.3 applied to all the Outstanding Notes: (i) the Company shall be released from its obligations under Sections 3.3, 3.10, 3.12, 3.13, 3.14, 3,15, 3.16, 3.17, 3.18, 3.19, 3.20 and Article IV and (ii) the occurrence of any event with respect to such Notes specified in Section 5.1(b) and (c) shall not be deemed an Event of Default (but only insofar as such event relates to the obligations from which the Company has been expressly released pursuant to Section 10.3(i)), in each case, on and after the date the conditions set forth in Section 10.4 are satisfied (hereinafter, “Partial Defeasance”). For this purpose, Partial Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such paragraph to the extent specified above, whether directly or indirectly by reason of any reference elsewhere herein or in the Notes to any such paragraph or by reason of any reference in any such paragraph to any other provision herein or in the Notes or in any other document, but the remainder of the Company’s obligations shall be unaffected thereby.

Section 10.4. Conditions to Total Defeasance and Partial Defeasance.

The following shall be the conditions to application of either Section 10.2 or Section 10.3 to any Notes:

(a) The Company shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Trustee and who shall agree to comply with the provisions of this Article X applicable to it (the “Defeasance Trustee”), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) freely transferable U.S. Dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money, or (C) a combination thereof, in each case in an amount sufficient, to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge, the principal of and each installment of interest on such Notes on the maturity of such principal or installment of interest (whether at the stated maturity or by acceleration, redemption or otherwise) in accordance with the terms of this Indenture and of the Notes. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other obligor thereon, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation, or any specific payment of principal of or interest on any such U.S. Government Obligation, held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation, or the specific payment of principal of and premium or interest on the U.S. Government Obligation, evidenced by such depositary receipt.

(b) The Company shall have delivered to the Trustee a certificate from a firm of independent certified public accountants of internationally recognized standing expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be.

(c) in the case of an election to have Section 10.2 apply to such Notes, the Company shall have delivered to the Defeasance Trustee and the Trustee opinions of (A) independent U.S. counsel of nationally recognized standing experienced in such tax matters stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, Total Defeasance and discharge and shall be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, Total Defeasance and discharge had not occurred and (B) independent Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Notes will not recognize income, gain or loss for Argentine federal income tax purposes as a result of such deposit, Total Defeasance and discharge and will be subject to Argentine federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, Total Defeasance and discharge had not occurred.

(d) in the case of an election to have Section 10.3 apply to such Notes, the Company shall have delivered to the Defeasance Trustee and the Trustee opinions of independent U.S. and Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Notes will not recognize income, gain or loss for U.S. or Argentine, as the case may be, federal income tax purposes as a result of such deposit and Partial Defeasance and will be subject to U.S. or Argentine, as the case may be, federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Partial Defeasance had not occurred.

(e) The Company shall have delivered to the Defeasance Trustee and the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Defeasance Trustee as provided in clause (a) will not be subject to future Argentine Taxes except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Defeasance Trustee as provided in clause (a).

(f) no Event of Default under such Notes or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing on the date of such deposit or at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until such 123rd day).

(g) such Total Defeasance or Partial Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and the Company shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to that effect.

(h) The Company shall have delivered to the Trustee and the Defeasance Trustee an Officer’s Certificate stating that all conditions precedent relating to either the Total Defeasance under Section 10.2 or the Partial Defeasance under Section 10.3, as the case may be, have been complied with.

(i) The Company shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the U.S. Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the U.S. Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, assuming such trust funds remained in the possession of the Defeasance Trustee prior to such court ruling to the extent not paid to Holders, the Defeasance Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the U.S. Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute.

(j) The Company shall have delivered to the Trustee a certificate signed by an Authorized Person to the effect that such Notes, if then listed on any securities exchange, will not be delisted by such exchange as a result of such deposit.

(k) The Company shall have paid the Trustee, the Agents and the Representative of the Trustee in Argentina all amounts outstanding to the Trustee, the Agents and the Representative of the Trustee in Argentina (which may include the reasonable fees and expenses of counsel) in connection with defeasance or otherwise.

Section 10.5. Deposit in Trust; Miscellaneous.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to Section 10.4 in respect of any Notes shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Defeasance Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, and such money shall be segregated from other funds. Any money deposited with the Defeasance Trustee for the payment of the principal of and any premium or interest on any such Note and remaining unclaimed for two (2) years after such principal, premium or interest has become due and payable shall, upon the Company’s written request, be paid to the Company; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.

The Company shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by the Company pursuant to Section 10.4 or the principal, premium and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article X to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it on behalf of the Company as provided in Section 10.4 which, in the opinion of a firm of independent certified public accountants of internationally recognized standing expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Total Defeasance or Partial Defeasance.

Section 10.6. Reinstatement.

If the Defeasance Trustee is unable to apply any money in accordance with Section 10.2 or 10.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then all the obligations of the Company under this Indenture and the Notes with respect to which such money was deposited shall be revived and reinstated as though no deposit had occurred pursuant to this Article X until such time as the Defeasance Trustee is permitted to apply all such money in accordance with Section 10.2 or 10.3; provided that if the Company makes any payment of principal of or any premium or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the money held by the Defeasance Trustee and the Defeasance Trustee shall be entitled to promptly make such payment to the Company.

ARTICLE XI

Satisfaction and discharge of indenture; Unclaimed Moneys

Section 11.1. Satisfaction and Discharge of Indenture.

If at any time (a) the Company shall have paid or caused to be paid the principal of and interest (including Additional Amounts) on all the Notes Outstanding hereunder (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7 or (c) (i) all the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Sections 11.3 or 11.4) sufficient to pay at maturity or upon redemption all Notes (other than any Notes that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.7) not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Notes, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, protections, indemnities, obligations and immunities of the Trustee, each of the Agents and the Representative of the Trustee in Argentina hereunder and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Notes to receive amounts in respect of principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee in Article III and Section 6.6 shall survive.

Section 11.2. Application by Trustee of Funds Deposited for Payment of Notes.

Subject to Section 11.4, all moneys deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

Section 11.3. Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 11.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note (including Additional Amounts) and not applied but remaining unclaimed for two (2) years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company, upon written request, by the Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE XII

Miscellaneous

Section 12.1. Conflict with Trust Indenture Act.

Subsequent to the qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. Subsequent to the qualification of this Indenture under the Trust Indenture Act, if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Whether or not this Indenture is qualified under the Trust Indenture Act, whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture, as if this Indenture were qualified under the Trust Indenture Act.

Section 12.2. Shareholders, Officers and Directors of the Company Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes; provided that under Section 34 of the Negotiable Obligations Law, the directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Holders arising from any violation of the Negotiable Obligations Law.

Section 12.3. Provisions of Indenture for the Sole Benefit of Parties and Holders.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 12.4. Successors and Assigns of the Company Bound by Indenture.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 12.5. Notices.

Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company shall be sufficient for every purpose hereunder if given or served by facsimile transmission or by internationally recognized overnight courier (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to RAGHSA S.A., at Cecilia Grierson 255, Floor 9, C1107BHA, City of Buenos Aires, Argentina, Attention: Chief Financial Officer, Telephone: 5411-4013-5555. Any notice, direction, request or demand by the Company or any holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt at its Corporate Trust Office.

All notices regarding the Notes will be deemed to have been duly given to the Holders (i) if sent by first class mail to them (or, in the case of joint Holders, to the first named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth (4th) Business Day after the date of such mailing, and for notices mailed to Holders located in Argentina, upon receipt, and (ii) for as long as the Notes are listed on the BYMA and MAE, upon publication on the CNV website (www.cnv.gov.ar) in the “Financial Information” section, in the Bulletin of the BYMA, the Bulleting of the MAE and, to the extent required by applicable law, in a widely circulated newspaper in Argentina, in the Official Gazette of Argentina and in any other manner required by the provisions of the Negotiable Obligations Law, the Argentine Capital Markets Law and the CNV Rules. Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. In the case of Global Notes, notices shall be sent to DTC or its nominees (or any successors), as the Holder thereof, and such clearing agency or agencies will communicate such notices to their participants in accordance with their standard procedures.

In addition, the Company shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina. Neither the failure to give notice nor any defect in any notice given to any particular Holder of a Note will affect the sufficiency of any notice with respect to any other Notes.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein or in the Notes, the Company agrees to give the Trustee the English text of any notice that the Company is required to provide to the Holders pursuant hereto and to the Notes, at least two (2) days prior to the earliest date on which such notice is required to be given.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 12.6. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein.

Upon any application or demand by or on behalf of the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with in all material respects, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each such certificate or opinion shall comply with the requirements set forth in this Indenture.

Any certificate, statement or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer of officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Every certificate or opinion of an officer of the Company with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Holder as soon as practicable at its Corporate Trust Office or at the office of any Paying Agent, during its regular business hours and at the sole cost and expense of the Company, upon request and upon presentation by such Holder of such evidence of its ownership of its Notes as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by the Company pursuant to this Indenture or the Notes; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

Section 12.7. Payments Due on Non-Business Days.

Unless otherwise set forth in the terms of the Notes, if the Stated Maturity of such Notes or the date fixed for redemption or repayment of such Notes shall not be a Business Day in the relevant locations specified in the terms of such Notes and the place of payment, then payments of interest or principal in respect of such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the date fixed for redemption or repayment, and no interest shall accrue on such payment for the period after such date on account of such delay. Unless otherwise set forth in the terms of the Notes, if any date on which a payment of interest is due on such Notes shall not be a Business Day in the relevant locations specified in the terms of such Notes and the place of payment, then such payment of interest in respect of such Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue on such payment for the period after such date on account of such delay.

Section 12.8. Repayment of Monies; Prescription.

Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest or any other amounts payable on or in respect of any Note (including Additional Amounts) and not applied but remaining unclaimed for two years after the date upon which such principal or interest or other amounts have become due and payable will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company upon the Company’s written request by the Trustee or such Paying Agent, and the Holder of such Note will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies will thereupon cease.

All claims against the Company for payment of principal of or interest or any other amounts payable on or in respect of any Note (including Additional Amounts) will prescribe unless made within five (5) years for principal and two (2) years for interest from the date on which such payment first became due or the shorter period if provided by applicable law.

Section 12.9. Governing Law; Judgments; Consent to Jurisdiction; Service of Process; Waiver of Immunities.

(a) This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to (i) the due authorization, execution, issuance and delivery of the Notes by the Company, (ii) the CNV’s authorization of the public offering of the Notes in Argentina, (iii) matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables simples no convertibles en acciones” under Argentine law, and (iv) the validity of meetings of Holder in Argentina, shall be governed by the Negotiable Obligations Law, the Argentine Capital Markets Law, the Argentine Companies Law, the CNV Rules, and other applicable Argentine laws and regulations.

(b) The Company hereby irrevocably and unconditionally submits to the non- exclusive jurisdiction of any state or federal court sitting in (i) the Borough of Manhattan, City and State of New York, and (ii) any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the Buenos Aires Stock Exchange), any arbitral tribunal of the stock exchange where the Notes are listed under the provisions of Article 46 of the Argentine Capital Markets Law, or any competent court in the place of the Company’s corporate domicile for purposes of any action or proceeding arising out of or related to this Indenture or the Notes, in each case with all applicable courts of appeal therefrom. The Company irrevocably waives, to the fullest extent permitted by law, any objection which the Company may have to the laying of the venue of any such action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company also agrees that final judgment in any such action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court in the jurisdiction to which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.

(c) The Company acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture. The Company, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

(d) The Company agrees that service of all writs, claims, process and summonses in any suit, action or proceeding described above against it in the State of New York may be made upon Raghsa Real Estate LLC, a New York limited liability company, 950 Third Avenue, Suite 2805, New York, NY 10022, as its authorized agent in the Borough of Manhattan, New York (the “Process Agent”), and the Company irrevocably appoints the Process Agent as its agent and true and lawful attorneys-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. As long as any Note remains Outstanding, the Company agrees to maintain at all times an authorized agent in the Borough of Manhattan in the City and State of New York upon whom process may be served in any legal action or proceeding arising out of or relating to the Notes or this Indenture. Service of process upon such agent and written notice of such service mailed or delivered to the party being joined in such action or proceeding will, to the extent permitted by law, be deemed in every respect effective service of process upon such party in any such legal action or proceeding.

Section 12.10. Judgment Currency Indemnity.

If a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the “judgment currency”) other than U.S. Dollars (the “denomination currency”), the Company will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.

Section 12.11. Waiver of Jury Trial.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.12. Severability.

If any provision of this Indenture shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because its conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Indenture invalid, inoperative or unenforceable to any extent whatsoever.

Section 12.13. Counterparts.

The exchange of copies of this Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (including the Notes and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Authentication Orders, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 12.14. Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of [•], 2024.

RAGHSA S.A.

By:
Name: Edgardo Khafif
Title: Chairman of the Board of Directors

THE BANK OF NEW YORK MELLON, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent

By:
Name:
Title:

BANCO DE VALORES S.A., as Representative of the Trustee in Argentina

By:
Name:
Title:

JOINDER

      executes this Indenture on       to become Registrar hereunder.

, as Registrar

By:
Name:
Title:

[Signature page to the Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of [•], 2024.

RAGHSA S.A.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent

By:
Name:
Title:

BANCO DE VALORES S.A., as Representative of the Trustee in Argentina

By:
Name:
Title:

JOINDER

      executes this Indenture on       to become Registrar hereunder.

, as Registrar

By:
Name:
Title:

[Signature page to the Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of [•], 2024.

RAGHSA S.A.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent

By:
Name:
Title:

Banco de Valores S.A., as Representative of the Trustee in Argentina

By:
Name:
Title:

JOINDER

      executes this Indenture on       to become Registrar hereunder.

, as Registrar

By:
Name:
Title:

[Signature page to the Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Unrestricted Notes”	2.1(a)
“Unrestricted GB Note”	2.1(b)

“Agent Members”	2.1(c)
“Automatic Exchange”	2.3(h)
“Automatic Exchange Date”	2.3(h)
“Automatic Exchange Notice”	2.3(h)
“Automatic Exchange Notice Date”	2.3(h)

A-1

“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.3(e)
“OID Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be offered and sold by the Issuer (1) to U.S. persons in the United States in reliance on Section 3(a)(9) (“Unrestricted Notes”) and (2) outside of the United States, in offshore transactions, in reliance on Regulation S under the Securities Act (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to purchasers in reliance on Rule 144 and Regulation S under the Securities Act. Any Additional Notes issued thereafter may be offered and sold by the Issuer (i) to U.S. persons in the United States in reliance on Section 3(a)(9) of the Securities Act, or (ii) to dealers and resold, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”), or (iii) outside of the United States, in offshore transactions, in reliance on Regulation S under the Securities Act.

(b) Global Notes. Unrestricted Notes shall be issued initially in the form of one or more registered global Notes, numbered Unrestricted GB-1 upward (collectively, the “Unrestricted GB Note”), Rule 144A Notes shall be issued initially in the form of one or more registered global Notes, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global registered Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary for credit to accounts of the Depositary’s direct or indirect participants (including Euroclear or Clearstream), duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Unrestricted GB Note may be exchangeable for interests in the Regulation S Global Note only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Initial Notes to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act. The Unrestricted GB Note, the Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the Outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and

A-2

redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.3(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix A and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Sections 2.3 or 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to have Notes represented by such Global Note registered in their names, shall not be entitled to receive physical delivery of certificated Notes and shall not be considered the owners or Holders thereof under this Indenture.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of U.S.$58,342,000, and (b) subject to the terms of this Indenture, Additional Notes and (c) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Co-Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

A-3

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i) of this Appendix A.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Co-Registrar, together with:

(i) (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A under the Securities Act, (2) to third parties, except by affiliates of the Issuer, pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, or (3) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 and Rule 904 under the Securities Act or (B) such other certification and opinion of counsel as the Company shall require; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase,

A-4

the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then Outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix A, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A or the Unrestricted GB Note to a transferee who takes delivery of such interest through the Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse side of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S, Rule 144 (if available), or another applicable exemption from registration under the Securities Act.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Co-Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Co-Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

A-5

(d) Restrictions on Transfer of Regulation S Global Note. (i) Beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(ii) Beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in a permanent Regulation S Global Note that is an Unrestricted Global Note upon certification in the form provided on the reverse side of the Initial Notes to the effect that such beneficial interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. If no such Regulation S Global Note that is an Unrestricted Global Note is then Outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

In the case of Unrestricted GB Notes or 3(a)(9) Definitive Notes:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND HAS BEEN ISSUED IN RELIANCE UPON SECTION 3(a)(9) OF THE SECURITIES ACT AND MAY ONLY BE RESOLD PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

In the case of Rule 144A Global Notes or Rule 144A Definitive Notes:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN

A-6

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS LEGEND MAY BE REMOVED SOLELY AT THE DIRECTION OF THE ISSUER.

In the case of Regulation S Global Notes or Regulation S Definitive Notes:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS AND MAY NOT BE SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THE NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE STATEMENTS IN THIS LEGEND ARE AN INTEGRAL PART OF THIS NOTE AND THE HOLDER AGREES TO BE SUBJECT TO AND BOUND BY THE TERMS AND PROVISIONS SET FORTH IN THIS LEGEND.”

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE CO-REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-7

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE ISSUER AT CECILIA GRIERSON 255, FLOOR 9, C1107BHA, BUENOS AIRES, ARGENTINA.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Co-Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Co-Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Initial Notes).

(iii) After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if

A-8

any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Co- Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Trustee, Registrar, Co-Registrar or any Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) Automatic Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note.

Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note that is a Transfer Restricted Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to any Note issued on the Issue Date, the later of (x) the Issue Date and (y) the last date on which the Issuer or any Affiliate of the Company was the owner of such Note or (2) with respect to any Additional Note, if any, the later of (x) the issue date of such Additional Note and (y) the last date on which the Company or any Affiliate of the Company was the owner of such Note, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may (A) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all

A-9

of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the DTC, (B) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (I) the Automatic Exchange Date, (II) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (III) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (IV) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (C) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Company’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice (which shall be prepared by the Company) to each Holder at such Holder’s address appearing in the Note Register. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Global Note that is a Transfer Restricted Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.3(j), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 shall be transferred to each Person that the Depositary identifies as the beneficial owner thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole

A-10

discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture. Neither the Trustee nor any Transfer Agent will be required to register the transfer or exchange of any Certificated Notes for a period of fifteen (15) days preceding any interest payment date, or register the transfer or exchange of any Certificated Notes previously called for redemption. Neither the Company nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the Notes and each of them may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of U.S.$1,000 and integral multiples of U.S.$1.00 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) of this Appendix A, bear the Restricted Notes Legend.

(c) Definitive Notes may be presented for registration of transfer, or for exchange for new Definitive Notes of authorized denominations, at the corporate trust office of the Trustee in the Borough of Manhattan, New York City, or at the office of any Transfer Agent. Upon the transfer, exchange or replacement of Definitive Notes bearing a restrictive legend, or upon specific request for removal of such legend, the Company will deliver only Definitive Notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of New York counsel, as may reasonably be required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. In the case of a transfer of less than the principal amount of any Definitive Note, a new Definitive Note will be issued to the transferee in respect of the amount transferred and another Definitive Note will be issued to the transferor in respect of the portion not transferred. Such new Notes will be available within three Business Days at the corporate trust office of the Trustee in New York City or at the office of any Transfer Agent.

(d) Subject to the provisions of Section 2.4(b) of this Appendix A, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

A-11

(a) No service charge will be made for any registration of transfer or exchange of Notes, but we the Company or the Trustee may require payment of a sum sufficient to cover any stamp tax or other governmental duty payable in connection therewith.

A-12

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

RAGHSA S.A. is an Argentine corporation (sociedad anónima), having its principal offices at CECILIA GRIERSON 255, FLOOR 9, C1107BHA, City of Buenos Aires, Argentina. RAGHSA S.A. was incorporated in Argentina and was registered with the Public Registry of Commerce under number 2335, Book 68, Volume A of “Estatutos de Sociedades Anónimas Nacionales” on June 23, 1969. RAGHSA S.A. has a duration that expires on February 28, 2100.

CUSIP [   ]

ISIN [   ]

Common Code [   ]1

[UNRESTRICTED GB] [RULE 144A] [REGULATION S] [GLOBAL] NOTE

Series [•] [•]% Notes due 2032

No. ___	[U.S.$ ]

RAGHSA S.A.

promises to pay to [CEDE & CO.]2 or registered assigns [the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 [U.S.$_______ (_______ Dollars)]4 on [•], 20[•].

Principal Payment Dates: Amortization of principal on [•], 2032.

Interest Payment Dates: [•] and [•] of each year, commencing on [•], 2025.

Regular Record Dates: [•] and [•].

[1]	Unrestricted Note CUSIP: [●]

Unrestricted Note ISIN: [●]

Rule 144A Note CUSIP: [●]

Rule 144A Note ISIN: [●]

Regulation S Note CUSIP: [●]

Regulation S Note ISIN: [●]

[CUSIP for Unrestricted Global Note: [    ]]

[ISIN for Unrestricted Global Note: [     ]]

[2]	Insert in Global Notes
[3]	Insert in Global Notes
[4]	Insert in Definitive Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

RAGHSA S.A.

By:
Name:
Title: Member of the Board of Directors

By:
Name:
Title: Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. PAYMENT OF PRINCIPAL AND INTEREST. RAGHSA S. A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Issuer”), promises to pay interest on the principal amount of this Series [•] Note at [•]% per annum commencing on [•], 2024 until maturity. The Issuer shall pay interest semi-annually in arrears on each Interest Payment Date. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2024; provided that the first Interest Payment Date shall be [•], 2025.

Interest (and principal, if any, payable other than at the final maturity or upon acceleration or redemption) will be payable in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided that interest payable at the final maturity or upon acceleration or redemption will be payable to the Person to whom principal will be payable; provided, further, that if and to the extent the Issuer defaults in the payment of the interest due on such Interest Payment Date, such defaulted interest will be paid to the Person in whose names such Notes are registered at the close of business of a subsequent record date established by the Issuer by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any registered Note at the final maturity or upon redemption or acceleration will be made in immediately available funds to the person in whose name such Note is registered upon surrender of such Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York City, or at the specified office of any other Paying Agent; provided that the registered Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of registered Notes to be made other than at the final maturity or upon redemption will be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC, as holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds and (b) a Holder of U.S.$1,000,000 in aggregate principal or face amount of Notes shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such person to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder.

If any principal payment date, the final maturity or any interest payment date for the Notes falls on a day which is not a Business Day, payment of principal of and any premium, interest and Additional Amounts, with respect to the Notes will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

2. PAYING AGENT, REGISTRAR and CO-REGISTRAR. So long as any Note is Outstanding, the Company shall maintain a Co-Registrar, a Paying Agent and a Transfer Agent in New York City and, so long as it is required by Argentine law or by the CNV, the Company shall maintain a Registrar in the City of Buenos Aires. The Registrar and Co-Registrar shall maintain the Register of the Notes and of their transfer and exchange, in which names and addresses of Holders of the Notes will be recorded. The Company may appoint additional Agents at any time and from time to time. The Company may terminate the appointment (subject to the first sentence of this paragraph) or change any Agent at any time and from time to time (including in the City of Buenos Aires, to the extent permitted by Argentine law). The Company shall notify the Trustee in writing of the name and address of the Registrar or any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Paying Agent, the Trustee shall act as such.

The Company initially appoints the Trustee to act as Principal Paying Agent and Co-Registrar for the Notes and to act as Custodian with respect to the Global Notes and, as promptly as practicable, shall appoint a qualified entity to act as Registrar in the City of Buenos Aires, which entity upon such appointment shall execute and become a party to the Indenture in such capacity. From time to time, the Company may appoint other qualified entities in Argentina to perform functions substantially similar to those of one or more Agents under the Indenture. The Company will notify the Trustee in writing of the name and address of any such entity not a party to the Indenture.

3. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of [•], 2024 (the “Indenture”), among RAGHSA S.A., the Trustee and the Representative of the Trustee in Argentina. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [•]% Notes due 2032. The Issuer shall be entitled to issue Additional Notes pursuant the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

4. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, as further described in the Indenture. Except as set forth in Sections 3.10 and 3.14 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

5. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of U.S.$1,000 and integral multiples of U.S.$1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.

6. PERSONS DEEMED OWNERS. Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Regular Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

7. RANKING. The Notes will constitute Company’s direct, unsecured and unsubordinated obligations and will rank pari passu in right of payment with all of the Company’s unsecured and unsubordinated obligations, except as otherwise provided by law.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual, pdf or other electronically imaged signature of an authorized signatory of the Trustee.

11. GOVERNING LAW. This Note will be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Company, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Negotiable Obligations Law together with Argentine Companies Law, as amended, and other applicable Argentine laws and regulations.

12. CUSIP, COMMON CODE AND ISIN NUMBERS. The Issuer has caused CUSIP, Common Code and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP, Common Code and ISIN numbers in notices of redemption or exchange or in offers to purchase as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o RAGHSA S.A.

Cecilia Grierson 255, Floor 9, C1107BHA, City of Buenos Aires

Fax No.: (5411) 4013-5555

Email: raghsa@raghsa.com.ar

Attention: Juan Pablo Morad

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                        to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to U.S.$     principal amount of Notes held in (check applicable space)    book-entry or     definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1) ☐	to the Issuer or subsidiary thereof; or

(2) ☐	to the Co-Registrar for registration in the name of the Holder, without transfer; or

(3) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4) ☐

inside the United States of America to a Person whom the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, in each case in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States; or

(5) ☐

outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 903 or 904 under the Securities Act of 1933; or

(6) ☐	pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE PURSUANT TO SECTION 2.3(d)(ii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933); or

☐

the undersigned is a U.S. person (within the meaning of Regulation S under the Securities Act of 1933) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act of 1933.

Dated:
Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.10 or 3.14 of the Indenture, check the appropriate box below:

[ ] Section 3.10 [ ] Section 3.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.10 or Section 3.14 of the Indenture, state the amount you elect to have purchased:

U.S.$ (integral multiples of
U.S.$1,000)
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is U.S.$     . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-14